EXHIBIT 10.3

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Dated as of August 3, 2006

Among

CONTINENTAL AIRLINES, INC.,

and

CONTINENTAL MICRONESIA, INC.,

as Borrowers and Guarantors,

AIR MICRONESIA, INC.,

as a Guarantor,

and

EACH OF THE LENDERS SIGNATORY HERETO,
as Lenders,

and

MERRILL LYNCH MORTGAGE CAPITAL INC.,
as Administrative Agent

MERRILL LYNCH MORTGAGE CAPITAL INC.
as Sole Book Runner and Sole Lead Arranger

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms *

Section 1.02 Terms Generally *

Section 1.03 Accounting Terms; GAAP *

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

Section 2.01 Loans *

Section 2.02 Reserved *

Section 2.03 Reserved *

Section 2.04 Security *

Section 2.05 Evidence of Debt *

Section 2.06 Repayment of Loans *

Section 2.07 Payments Generally; Pro Rata Treatment *

Section 2.08 Sharing of Set-Offs *

Section 2.09 Prepayment of Loans *

Section 2.10 Fees *

Section 2.11 Interest *

Section 2.12 Additional Costs *

Section 2.13 Illegality *

Section 2.14 Alternate Rate of Interest *

Section 2.15 Break Funding Costs *

Section 2.16 Taxes *

Section 2.17 Mitigation Obligations; Replacement of Lenders *

ARTICLE III

CONDITIONS OF LENDING

Section 3.01 Conditions Precedent *

Section 3.02 Existing Loans *

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Organization; Powers *

Section 4.02 Authorization; Enforceability *

Section 4.03 Approvals; No Conflicts *

Section 4.04 Financial Condition; No Material Adverse Effect; Disclosure *

Section 4.05 Properties *

Section 4.06 Litigation and Environmental Matters *

Section 4.07 Compliance with Laws and Agreements; Labor Relations *

Section 4.08 Investment Company Status *

Section 4.09 Taxes *

Section 4.10 ERISA *

Section 4.11 Perfection of Security Interest *

Section 4.12 Use of Proceeds *

Section 4.13 AMI and CMI Stock *

Section 4.14 No Default *

Section 4.15 Casualty, Etc *

Section 4.16 Permits *

Section 4.17 Slot Utilization *

Section 4.18 Route Utilization *

Section 4.19 No Burdensome Restrictions *

Section 4.20 Solvency *

Section 4.21 Anti-Terrorism Law *

Section 4.22 Intellectual Property *

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.01 Financial Statements and Other Information *

Section 5.02 Notices of Material Events *

Section 5.03 Existence; Conduct of Business *

Section 5.04 Maintenance of Properties; Insurance *

Section 5.05 Books and Records; Inspection Rights *

Section 5.06 Compliance with Laws *

Section 5.07 Further Assurances *

Section 5.08 Slots and Routes *

Section 5.09 Use of Proceeds *

Section 5.10 Payment of Taxes, Etc *

Section 5.11 Appraisal Reports; Release of Collateral *

Section 5.12 Unrestricted Cash Balance *

Section 5.13 Gate Utilization *

Section 5.14 Slot Utilization *

Section 5.15 Route Utilization *

Section 5.16 Routes and Slot Reporting *

Section 5.17 Reserved *

Section 5.18 Aircrafts and Related Materials *

Section 5.19 Citizenship *

Section 5.20 Embargoed Person *

ARTICLE VI

NEGATIVE COVENANTS

Section 6.01 Liens *

Section 6.02 Fundamental Changes *

Section 6.03 Transactions with Affiliates *

Section 6.04 Accounting Changes *

Section 6.05 Minimum Unrestricted Cash Balance *

Section 6.06 Sales, Etc., of Collateral *

Section 6.07 Payment Restrictions Affecting Subsidiaries *

Section 6.08 Indebtedness *

Section 6.09 Lines of Business *

Section 6.10 Anti-Terrorism Law; Anti-Money Laundering *

Section 6.11 Investments *

Section 6.12 Governing Documents *

Section 6.13 Restricted Payments, etc *

Section 6.14 Sale and Leaseback *

Section 6.15 Stock of Subsidiaries *

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default *

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01 Appointment, Powers and Immunities *

Section 8.02 Reliance by Administrative Agent *

Section 8.03 Defaults *

Section 8.04 Rights as a Lender *

Section 8.05 Indemnification *

Section 8.06 Non Reliance on Administrative Agent and Other Lenders *

Section 8.07 Failure to Act *

Section 8.08 Resignation or Removal of Administrative Agent *

Section 8.09 Maintaining the Cash Collateral *

ARTICLE IX

MISCELLANEOUS

Section 9.01 Amendments, Waivers, Etc *

Section 9.02 Notices, Etc *

Section 9.03 Assignments and Participations; Register *

Section 9.04 No Waiver; Remedies *

Section 9.05 Expenses; Indemnity; Damage Waiver *

Section 9.06 Guarantee Provisions; Joint and Several Liability *

Section 9.07 Consent to Jurisdiction *

Section 9.08 Binding Effect *

Section 9.09 Survival *

Section 9.10 Captions *

Section 9.11 Severability *

Section 9.12 Execution in Counterparts *

Section 9.13 Confidentiality *

Section 9.14 WAIVER OF JURY TRIAL *

Section 9.15 Entire Agreement *

Section 9.16 Governing Law *

Section 9.17 Right of Setoff *

Section 9.18 Acknowledgments *

Section 9.19 Effect of Amendment and Restatement *

Section 9.20 Delivery of Lender Addenda *

SCHEDULE 1 - Permitted Investments

SCHEDULE 2(a)- Description of Trans-Pacific Routes

SCHEDULE 2(b)- Description of Narita Slots

SCHEDULE 3(a)- Description of CMI Routes

SCHEDULE 3(b)- Description of CMI Narita Slots

SCHEDULE 4- Description of AMI Routes

SCHEDULE 5 - Existing Affiliate Transactions of AMI and CMI

SCHEDULE 6- Description of CMI Cash Management Practices

SCHEDULE 7 - Existing Indebtedness

SCHEDULE 8- General Parameters Relating to Allocable Share of Internal Costs

EXHIBIT A - Form of Note

EXHIBIT B - Form of Assignment and Acceptance

EXHIBIT C - Form of Collateral Certificate

EXHIBIT D - Form of Section 2.16 Certificate

EXHIBIT E - Form of Lender Addendum

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT dated as of August 3, 2006 (this "Agreement"), among CONTINENTAL AIRLINES, INC., a Delaware corporation ("Continental") and CONTINENTAL MICRONESIA, INC., a Delaware corporation ("CMI") (each, individually, a "Borrower" and, collectively, the "Borrowers"), AIR MICRONESIA, INC., a Delaware corporation ("AMI"), each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 9.03 and MERRILL LYNCH MORTGAGE CAPITAL INC., a Delaware corporation, as administrative agent for the Lenders (the "Administrative Agent"). The capitalized terms used herein, unless otherwise defined herein, have the meanings given them in Article I.

PRELIMINARY STATEMENT:

The Borrowers, certain of the Lenders and the Administrative Agent are parties to the Credit and Guaranty Agreement, dated as of June 1, 2005 (as amended prior to the date hereof, the "Existing Credit Agreement").

The Existing Lenders (as hereinafter defined) hold the Existing Loans (as hereinafter defined), which were made to the Borrowers pursuant to the Existing Credit Agreement and which are secured pursuant to the Collateral Documents (as hereinafter defined).

The Borrowers have requested that the Existing Credit Agreement be amended and restated in the manner provided for herein.

The parties hereto intend that (a) all Obligations of the parties under the Existing Credit Agreement shall continue to exist under and be evidenced by this Agreement and the other Operative Documents, (b) except as expressly amended hereby, the Operative Documents (other than this Agreement) are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations and (c) security interests granted and guarantees issued pursuant to the Collateral Documents will continue to provide collateral security for the Obligations of the Borrowers under this Agreement.

NOW, THEREFORE, the parties hereto hereby agree that, subject to the satisfaction or waiver of the conditions set forth in Section 3.01, the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

  DEFINITIONS

      Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

"Additional Costs" has the meaning specified in Section 2.12(a).

"Administrative Agent" is defined in the first paragraph of this Agreement.

"Administrative Questionnaire" means a questionnaire in a form supplied by the Administrative Agent to each Lender for administrative purposes.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agreement" is defined in the first paragraph of this Agreement.

"Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day, plus, one-half%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"Amendment and Restatement Effective Date" means the date that the conditions precedent set forth in Section 3.01 have been satisfied (or waived in writing by the Administrative Agent), which date shall be confirmed in writing by the Administrative Agent to the Credit Parties.

"Amendment Arranger Fee Letter" means the amendment arranger fee letter with respect to this Agreement among Merrill Lynch Mortgage Capital Inc. and the Borrowers dated August 3, 2006.

"AMI" is defined in the first paragraph of this Agreement.

"AMI Additional Routes and Slots" means any Routes acquired after June 1, 2005 and that originate and terminate in the same general geographic region as the AMI Routes listed on Schedule 4, consisting of the area defined by Hawaii, to the east, and the portion of Asia commonly referred to as the Far East (including Southeast Asia), to the west, and the Slots relating to those Routes.

"AMI Grant of Trademark Security Interest" means the AMI Grant of Trademark Security Interest, dated as of May 27, 2005, made by AMI in favor of the Administrative Agent.

"AMI Other Collateral" means the "Collateral" as defined in the AMI Security Agreement.

"AMI Routes" means the Routes of AMI set forth on Schedule 4 and any other Routes included in the AMI Other Collateral.

"AMI Security Agreement" means the security agreement, dated as of June 1, 2005, made by AMI in favor of the Administrative Agent.

"AMI Shares" has the meaning specified in Section 1 of the AMI Stock Pledge Agreement.

"AMI Share Collateral" means the "Pledged Collateral" as defined in the AMI Stock Pledge Agreement.

"AMI Stock Pledge Agreement" means the stock pledge agreement, dated as of June 1, 2005, between Continental and the Administrative Agent pursuant to which Continental pledged the AMI Shares to the Administrative Agent.

"Applicable Loans" is defined in Section 2.08(a).

"Applicable Margin" means, subject to Section 2.01(c)(ii), (i) initially, 3.375% per annum (except, in the case of the first Interest Period referred to in the definition of "Interest Period", the Applicable Margin shall be 5.375% per annum for the period from and including June 1, 2006, to but excluding the Amendment and Restatement Effective Date), (ii) after the occurrence of a Change in Control, 4.375% per annum and (iii) after the occurrence and during the continuance of an Event of Default, 5.875% per annum.

"Appraisal Event" means (i) the failure of Continental to deliver an appraisal to the Administrative Agent pursuant to Section 5.11 or (ii) if Continental delivers such appraisal, the failure of the relevant Credit Party to meet the requirements of Section 5.11(b) or (c), if applicable.

"Appraisal Report" means a report prepared by an Appraiser setting forth its opinion of the Current Market Value of the CAL Collateral, the CMI Business, any property proposed to be added as additional or replacement Collateral, or in the case of a Specified Route Event, the relevant Specified Routes, as of a date within 45 days prior to the delivery of such report pursuant to this Agreement.

"Appraiser" means Simat, Helliesen & Eichner, Inc. or any other Person designated by Continental and approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) (i) engaged in a business which includes appraising commercial airline businesses and assets and (ii) who does not have any material financial interest in any Credit Party and is not connected with any Credit Party or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or person performing similar functions.

"Arranger" means Merrill Lynch Mortgage Capital Inc., as the sole arranger.

"Asset Sale" means any Disposition (excluding any such sale, leases or other disposition permitted by Section 6.06) which yields gross proceeds to AMI or CMI or any of their respective Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

"Assignment and Acceptance" means the Assignment and Acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.03), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent and Continental.

"Bankruptcy Default" means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default under Sections 7.01(f), (g) or (h).

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Board of Directors" means either the board of directors of Continental, AMI or CMI, as the case may be, or any committee of that board duly authorized to act for it hereunder.

"Borrowers" is defined in the first paragraph of this Agreement.

"Borrowing Base" means, at any time, the sum of (without duplication):

(a) with respect to the Collateral other than Cash Collateral, 52.50% of the Current Market Value of the CAL Collateral and the CMI Business, as reflected in the Appraisal Report(s) with respect thereto then most recently delivered to the Administrative Agent; and

(b) with respect to Cash Collateral, the face value thereof.

For the avoidance of doubt, if the most recently delivered Appraisal Report does not cover both Borrowing Base Components, the Borrowing Base shall be determined using the Current Market Value of the Borrowing Base Component (or, in the case of an Appraisal Report delivered pursuant to Section 5.11(d), portion thereof) set forth in such Appraisal Report and the Current Market Value of the remainder of the Borrowing Base Components as set forth in the most recent Appraisal Reports with respect thereto.

"Borrowing Base Certificate" means a certificate signed on behalf of Continental by an officer of Continental setting forth in reasonable detail the calculation of the Borrowing Base as of the date of such certificate.

"Borrowing Base Component" means the CAL Collateral or the CMI Business.

"Break Funding Costs" is defined in Section 2.15.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; provided that, except with respect to Section 7.01(c), when used in connection with any payment or prepayment with respect to a Loan or the determination of the LIBO Rate or an Interest Period, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

"CAL Collateral" means the "CAL Collateral" as defined in the Continental SGR Pledge Agreement and any other property added to the Collateral pursuant to clause (ii) or (iii) of the definition of Remedial Action or pursuant to Section 5.08(b) or Section 5.11(c).

"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock (including both common and preferred stock), and any rights (other than debt securities convertible into capital stock (including both common and preferred stock)), warrants or options exchangeable for or convertible into capital stock (including both common and preferred stock) of such Person, whether now outstanding or issued after the date of this Agreement.

"Cash Collateral" means any cash and Permitted Investments deposited or to be deposited with the Administrative Agent or an Eligible Institution under any Collateral Document.

"Cash Collateralized" means the pledge of Cash Collateral pursuant to this agreement to secure the Obligations.

"Change In Control" means the occurrence of the following: (i) a "person" (within the meaning of Section 13(d) of the Exchange Act), other than a Plan or any Subsidiary of Continental, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of Continental's Voting Interests and (ii) during the period of six consecutive months thereafter, individuals who at the beginning of such period constituted Continental's Board of Directors (together with any new director whose election by Continental's Board of Directors or whose nomination for election by Continental's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability or retirement announced prior to such six-month period) to constitute a majority of the directors then in office.

"Citizen of the United States" has the meaning provided in Section 40102(a)(15) of Title 49 of the U.S. Code and as that statutory provision has been interpreted by the DOT pursuant to its policies.

"Class", when used in reference to any Loan or Loans, refers to whether such Loan or Loans are Tranche A-1 Term Loans or Tranche A-2 Term Loans.

"Close of Business" means the end of Continental's normal business hours at its principal executive offices.

"Closing Date" means June 1, 2005.

"CMI" is defined in the first paragraph of this Agreement.

"CMI Account" has the meaning provided in the CMI Account Control Agreement.

"CMI Account Control Agreement" means the Blocked Account Control Agreement, dated as of May 26, 2005, with respect to CMI's concentration account (as described on Schedule 6), which is the Dollar denominated CMI Account held at JP Morgan Chase Bank, N.A. in New York, New York.

"CMI Additional Routes and Slots" means any Routes acquired after June 1, 2005 that originate and terminate in the same general geographic region as the CMI Routes listed on Schedule 3(a), consisting of all routes in the area defined by Hawaii, to the east, and the portion of Asia commonly referred to as the Far East (including Southeast Asia), to the west, and the Slots relating to those Routes.

"CMI Business" means CMI as an operating business or, if at the relevant time CMI is not in operation, the net liquidation value of CMI's assets.

"CMI Grant of Trademark Security Interest" means the CMI Grant of Trademark Security Interest, dated as of May 27, 2005, made by CMI in favor of the Administrative Agent.

"CMI Material Routes" means[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and any other Route between [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

"CMI Material Slots" means such Slots of CMI required for the use of any of its CMI Material Routes.

"CMI Narita Slots" means the Slots of CMI set forth on Schedule 3(b) and any other Slots at Narita Airport, Tokyo, Japan, included in the CMI SGR Collateral.

"CMI Other Collateral" means the "Collateral" as defined in the CMI Security Agreement.

"CMI Routes" means the Routes of CMI set forth on Schedule 3(a) and any other Routes included in the CMI SGR Collateral.

"CMI Security Agreement" means the security agreement, dated as of June 1, 2005, made by CMI in favor of the Administrative Agent.

"CMI SGR Collateral" means the "Collateral" as defined in the CMI SGR Pledge Agreement.

"CMI SGR Pledge Agreement" means the Slot, Gate and Route Security and Pledge Agreement, dated as of June 1, 2005, made by CMI in favor of the Administrative Agent, pursuant to which CMI pledged the CMI SGR Collateral to the Administrative Agent.

"CMI Shares" has the meaning specified in Section 1 of the CMI Stock Pledge Agreement.

"CMI Share Collateral" means the "Pledged Collateral" as defined in the CMI Stock Pledge Agreement.

"CMI Stock Pledge Agreement" means the stock pledge agreement, dated as of June 1, 2005, made by AMI in favor of the Administrative Agent, pursuant to which AMI pledged the CMI Shares to the Administrative Agent.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" means, collectively, (i) the CAL Collateral, (ii) the AMI Other Collateral, (iii) the AMI Share Collateral, (iv) the CMI SGR Collateral, (v) the CMI Other Collateral and (vi) the CMI Share Collateral.

"Collateral Certificate" means the Collateral Certificate, substantially in the form of Exhibit C to this Agreement.

"Collateral Documents" means the AMI Stock Pledge Agreement, the CMI Stock Pledge Agreement, the AMI Grant of Trademark Security Interest, the CMI Grant of Trademark Security Interest, the AMI Security Agreement, the CMI Security Agreement, the Continental SGR Pledge Agreement and the CMI SGR Pledge Agreement.

"Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes such Borrower and which is treated as a single employer under Section 414 of the Code.

"Consolidated Unrestricted Cash Balance" means, as of any time, the sum of (i) the amount of Cash Collateral, plus, (ii) unencumbered cash and Permitted Investments of Continental and its consolidated Subsidiaries as of such time, in each case as such items shall be set forth on the Consolidated Unrestricted Cash Balance Report.

"Consolidated Unrestricted Cash Balance Report" means a certificate signed on behalf of Continental by an officer of Continental setting forth (i) the amount of unencumbered cash and the amount of Permitted Investments (in the case of Permitted Investments, showing the amount of each of the eight types of Permitted Investments), and (ii) the Consolidated Unrestricted Cash Balance as of the Close of Business on the Business Day preceding Continental's delivery of such certificate.

"Continental" is defined in the first paragraph of this Agreement.

"Continental Consolidated Group" means the federal income tax consolidated group of which Continental is the common parent.

"Continental SGR Pledge Agreement" means the Slot, Gate and Route Security and Pledge Agreement, dated as of June 1, 2005, made by Continental in favor of the Administrative Agent, pursuant to which Continental pledged the CAL Collateral to the Administrative Agent.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Credit Parties" means Continental, AMI and CMI.

"Current Market Value" means, with respect to any Collateral, its price determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, and both having full knowledge of applicable market conditions.

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Disclosed Matters" means the information disclosed in Continental's reports filed under the Securities and Exchange Act of 1934, as amended, with the SEC, up to and including Continental's Form 10-Q for the quarter ended June 30, 2006, as filed with the SEC or as separately disclosed in writing by Continental to the Administrative Agent with respect to matters as to which disclosure is required pursuant to Sections 4.06 and 4.07.

"Disposition" means any sale, transfer or other voluntary disposition (excluding a lease, as defined in Section 2A-103(j) of the New York UCC) of any property.

"Dollars" and the sign "$" each means lawful money of the United States of America.

"DOT" means the United States Department of Transportation or any successor authority established in replacement thereof.

"Early Amortization Amount" means, in respect of any amounts payable pursuant to clause (b)(i) of Section 2.09, an amount equal to $50,000,000.

"Eligible Account" means an account established by and with an Eligible Institution at the request of the Administrative Agent, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the New York UCC), (b) such institution is a "securities intermediary" (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(a)(9) of the New York UCC), (d) it will comply with all entitlement orders issued by the Administrative Agent without further consent by the applicable Credit Party, (e) it will waive or subordinate in favor of the Administrative Agent all claims (including claims by way of security interest, lien or right of set-off) other than any prior lien it may have on financial assets in such account to secure payment for financial assets purchased for and held in or credited to such account until the purchase price thereof has been paid to it, and (g) the "securities intermediary's jurisdiction" (under Section 8-110(e) of the New York UCC) shall be the State of New York.

"Eligible Institution" means (a) the Administrative Agent or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating or issuer credit rating, as the case may be, from Moody's of at least A3 or S&P of at least A- or its equivalent.

"Embargoed Persons" is defined in Section 5.20.

"Engagement Letter" means the engagement letter with respect to the Facility among Merrill Lynch Mortgage Capital Inc. and the Borrowers dated April 28, 2005.

"Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Continental or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

"ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which a Credit Party is a member.

"ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA); (c) any Person shall engage in any Prohibited Transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; (d) the incurrence by a Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by a Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the withdrawal from, or imposition of, Withdrawal Liability by a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"Event of Default" has the meaning specified in Section 7.01.

"Excluded Taxes" is defined in Section 2.16(f).

"Executive Order" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism.

"Existing Credit Agreement" has the meaning assigned to such term in the recitals hereto.

"Existing Lenders" has the meaning specified in Section 2.01.

"Existing Loans" has the meaning specified in Section 2.01.

"FAA" means the Federal Aviation Administration of the United States of America and any successor governmental authority thereto.

"Facility" means the senior secured term loan facilities under which the Lenders shall, subject to the terms and conditions of this Agreement, make secured loans to the Borrowers for general corporate purposes of the Borrowers.

"Federal Funds Effective Rate" means, for any day, a fluctuating interest rate equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Financial Officer" means the Chief Financial Officer, the Treasurer, the Vice President - Finance or Vice President - Financial Planning and Analysis of Continental, or any other officer of Continental having similar responsibilities.

"Financing Vehicle" means a special purpose entity formed in connection with a bona fide financing transaction on terms necessary or appropriate or customary for the relevant type of transaction.

"Flight" means the completion of a non-stop passenger and/or cargo flight utilizing any of the Routes included in the Collateral.

"Foreign Aviation Authorities" means any foreign governmental, quasi-governmental, regulatory or other agencies or public corporations or private entities which exercise jurisdiction over the issuance or authorization (i) to serve any foreign point on each of the Trans-Pacific Routes, the AMI Routes or the CMI Routes and/or (ii) to conduct operations related to the Trans-Pacific Routes, the AMI Routes, the CMI Routes and Supporting Route Facilities and/or (iii) to hold and operate any Slots included in the Collateral.

"Fundamental Transaction" is defined in Section 6.02.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

"Gate Leaseholds" means all of the right, title, privilege, interest, and authority now or hereafter acquired or held by a Credit Party in connection with the right to use or occupy space at each non-U.S. airport covered by the Trans-Pacific Routes (in the case of Continental) and each non-U.S. airport covered by the CMI Material Routes (and, if applicable to any such CMI Material Route, Guam International Airport) (in the case of CMI) to the extent necessary for servicing the permitted scheduled air carrier service authorized by the Trans-Pacific Routes and CMI Material Routes related to that airport.

"Governmental Authority" means any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by any of the foregoing that exercises executive, legislative, judicial, regulatory or administrative functions.

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"Guarantor" means each Credit Party in its capacity as guarantor under this Agreement.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Credit Party, any qualification or exception to such opinion or certification relating to the limited scope of examination of matters relevant to such financial statement.

"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that if such obligation is not assumed, the amount of such obligation shall be deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (h) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

"Indemnitee" is defined in Section 9.05(b).

"Intercompany Leasing Transaction" means any lease, sublease or "wet lease" pursuant to which CMI or AMI leases any asset, services or personnel (including, but not limited to, any aircraft or related equipment and supplies, services or personnel) from Continental.

"Intercompany Subordination Agreement" means the Intercompany Subordination Agreement, dated as of June 1, 2005, by and among each Borrower, the Administrative Agent and each other designated Affiliate of such Borrower added by joinder to this Agreement from time to time.

"Interest Payment Date" means the last day of each Interest Period.

"Interest Period" means, with respect to the first Interest Period to end after the Amendment and Restatement Effective Date, the period commencing on (and including) June 1, 2006 and ending on (but excluding) the numerically corresponding day in the calendar month that is three months thereafter, and for each subsequent Interest Period, the period commencing on (and including) the last day of the preceding Interest Period and ending on (but excluding) the numerically corresponding day in the calendar month that is three months thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) if any Interest Period would end on a day after June 1, 2011, then the Interest Period shall end on June 1, 2011.

"Lender" and "Lenders" means (i) the Persons that have executed and delivered this Agreement pursuant to a Lender Addendum and (ii) the Persons that have become party hereto pursuant to Section 9.03, in each case so long as it is the registered holder of a Loan in the Register, and with respect to Section 2.16, their Participants.

"Lender Addendum": with respect to any Lender on the Amendment and Restatement Effective Date, a Lender Addendum, substantially in the form of Exhibit E.

"LIBO Rate" means, for each day during any Interest Period, (i) the rate per annum appearing on Bloomberg Page BBAM 1 screen service (or, if such page is no longer published by such service, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time, for purposes of providing quotations for interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity of three months (provided that, if such rate is not available at such time for any reason, then "LIBO Rate" with respect to each day during such Interest Period shall be the arithmetic average (rounded upwards or downwards, if necessary, to the nearest 1/16th of one percent with the midpoint being rounded upwards) of the rates offered by the Reference Banks at approximately 11:00 a.m., London Time, two Business Days prior to the commencement of such Interest Period, to prime banks in the London interbank market for U.S. Dollar deposits for a period of three months and in an amount substantially equal to the aggregate principal amount of the Loans to be outstanding having such Interest Period) multiplied by (ii) the Statutory Reserve Rate.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the retained interest of a vendor or a lessor in such asset under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

"Loans" means the Loans of all of the Lenders and, with respect to each Lender, the Tranche A-1 Term Loans and Tranche A-2 Term Loans held by such Lender (which, as of the Amendment and Restatement Effective Date, shall be the amount as of such date set forth on Schedule 1 to the Lender Addendum delivered by such Lender).

"LTV Ratio" means, on any date of determination, the ratio of the aggregate outstanding principal amount of the Loans to, the sum of the Current Market Value of the CAL Collateral and of the CMI Business, as reflected in the most recent applicable Appraisal Reports.

"Major Collateral" means the Trans-Pacific Routes, the Narita Slots, the CMI Material Routes, the CMI Material Slots, the CMI Shares and the AMI Shares.

"Majority Lenders" means, at any time, Lenders having Term Loans representing more than 50% of the sum of the total outstanding principal amount of the Term Loans at such time.

"Material Adverse Effect" means (a) in respect of Section 3.01(e), Section 4.04 or any other section in this Agreement relating to the delivery of, or compliance with, financial information or requirements, a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Continental and its Material Subsidiaries, taken as a whole, and (b) in all other cases, a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole or the material impairment of the ability of the Credit Parties to perform (as distinct from their ability to pay), or of the Administrative Agent or the Lenders to enforce, the obligations of Credit Parties under the Operative Documents.

"Material Subsidiary" means AMI and CMI and, at any time, any Subsidiary if, at such time, such Subsidiary would qualify as a "significant subsidiary" of Continental under Rule 1.02 of Regulation S-X of the SEC as in effect on the date of this Agreement.

"Maturity Date" means June 1, 2011.

"Measurement Date" is defined in Section 5.11(b).

"ML" means Merrill Lynch Mortgage Capital Inc.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Narita Route" shall have the meaning set forth in the Continental SGR Pledge Agreement.

"Narita Slots" means the Slots set forth on Schedule 2(b).

"Net Cash Proceeds": means, with respect to any Asset Sale or Recovery Event by AMI, CMI or any of their respective Subsidiaries, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

    (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees, costs and commissions that, in each case, are actually paid or netted from such cash receipts to a Person that is not a Subsidiary or Affiliate of any of the Credit Parties or any of their Subsidiaries or the Affiliates;

    (b) the amount of taxes reasonably estimated to be actually payable in connection with, or as a result of, such transaction for the year in which the transaction occurred (including pursuant to the Tax Sharing Agreement) so long as such Person is not otherwise indemnified therefor; and

    (c) in the case of any Disposition of any property or asset, the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than Indebtedness under or in respect of the Operative Documents) that is secured by a Lien on the property and assets subject to such Disposition and is required to be repaid under the terms of such Indebtedness as a result of such Disposition, in each case, to the extent that the amounts so deducted are actually paid to a Person that is not an Affiliate of any of the Credit Parties or any of their Affiliates;

    provided, that any and all amounts so deducted by any such Person pursuant to clauses (a) through (c) of this definition shall be properly attributable to such transaction or to the property or asset that is the subject thereof and provided, further, that if, at the time any of the taxes referred to in clause (b) are actually paid or otherwise satisfied, the estimate therefor exceeds the amount paid or otherwise satisfied, then the amount of such excess shall constitute "Net Cash Proceeds" on and as of the date of such payment or other satisfaction for all purposes of this Agreement.

    "New York UCC" means the UCC in effect in the State of New York.

    "Non-Excluded Taxes" is defined in Section 2.16(a).

    "Non-Exempt Lender" is defined in Section 2.16(e).

    "Notice of Borrowing" is defined in Section 2.02(a).

    "Obligations" means the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and all other obligations and liabilities of any Credit Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement and any other Operative Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and each Lender that are required to be paid by any Credit Party pursuant to the terms of the Operative Documents).

    "Obligor" means, as the context may require, each Credit Party and each other Person (other than the Lender) obligated under any Operative Document.

    "Operating Permits" is defined in Section 4.16.

    "Operative Documents" means this Agreement, the CMI Account Control Agreement, each Collateral Certificate, the Intercompany Subordination Agreement, the Collateral Documents, the Engagement Letter and the Amendment Arranger Fee Letter. Any references herein to any Operative Document shall include such document as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

    "Organic Document" means the certificate of incorporation or by-laws of AMI or CMI.

    "Other Taxes" is defined in Section 2.16(b).

    "Participant" is defined in Section 9.03(e).

    "Payment Default" means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default under Section 7.01(a), (b) or (c) herein.

    "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

    "Pension Plan" means any Plan that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "Permitted Encumbrances" is defined in Section 6.01 of this Agreement.

    "Permitted First Liens" means (i) the Liens described in clauses (e)(iii)(B), (e)(vii), (e)(viii), (e)(ix), (e)(x) and (e)(xiii) of Section 6.01 and (ii) with respect to the Liens described above in clause (i), the Liens described in clauses (e)(xii) and (e)(xiv) of Section 6.01.

    "Permitted Investments" means any investment described on Schedule 1.

    "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

    "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA, but whether or not subject to ERISA) which is sponsored, maintained, contributed to or required to be contributed to by any Credit Party or an ERISA Affiliate.

    "Post-Threshold Net Cash Proceeds" is defined in clause (b)(iii)(A) of Section 2.09 of this Agreement.

    "Prescribed Laws" means, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) the Executive Order, (c) the International Emergency Economic Power Act, 50 U.S.C. Section1701 et seq. and (d) all other requirements under applicable laws relating to money laundering or terrorism.

    "Prime Rate" means the rate of interest per annum publicly announced from time to time by J.P. Morgan Chase Bank, N.A. as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

    "Principal Office" means the principal office of ML, located on the date hereof at 4 World Financial Center, New York, New York 10281.

    "Proposed Reinvestment Proceeds" is defined in clause (b)(iii)(B) of Section 2.09 of this Agreement.

    "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the reasonable opinion of the Administrative Agent desirable in order to create or perfect the Lien of the AMI Grant of Trademark Security Interest or the CMI Grant of Trademark Security Interest.

    "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of AMI or CMI (or any of their respective Subsidiaries), net of actual costs incurred in connection with the adjustment or settlement of such claim or proceeding and bona fide amounts required to be paid to third parties (other than Continental or any of its Subsidiaries) in excess of $1,000,000.

    "Reference Banks" means the respective principal London offices of J.P. Morgan Chase Bank, N.A., Citibank, N.A. or Bank of America, N.A., or such other financial institutions selected by agreement of Continental and the Administrative Agent; provided that at all times there shall be no fewer than three Reference Banks.

    "Register" is defined in Section 9.03(c).

    "Regulations G, T and U" means Regulations G, T and U of the Board (or any successor), as the same may be modified and supplemented and in effect from time to time.

    "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

    "Remedial Actions" means:

        the deposit with the Administrative Agent of Cash Collateral;

        the grant of a security interest to the Administrative Agent on behalf of the Lenders in Routes of Continental acceptable to the Majority Lenders in their sole discretion other than the Trans-Pacific Routes, and any related Slots, Gate Leaseholds and Supporting Route Facilities, on terms substantially the same as provided in the Continental SGR Pledge Agreement;

        the grant of a security interest to the Administrative Agent on behalf of the Lenders in other property of a Credit Party acceptable to the Majority Lenders in their sole discretion on such terms as the Majority Lenders shall have approved; and/or prepayment of the Loans in whole or in part pursuant to Section 2.09(a) (but without the premium referred to in Section 2.09(d)).

        "Required Permits" is defined in Section 4.16.

        "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in common stock of Continental or any other Credit Party) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Stock (now or hereafter outstanding) of Continental or any other Credit Party or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect of any such Capital Stock or any such warrants or options, either directly or indirectly, whether in cash, property or obligations of Continental or any other Credit Party or otherwise.

        "Restricted Payment Amount" means the amount of any Restricted Payment to be made by AMI or CMI, as the case may be, pursuant to clause (a) of Section 6.13.

        "Route" means an authorization, however evidenced, which permits an air carrier to render unlimited regularly scheduled service between a specifically designated pair of terminal points and intermediate points, if any.

        "Route Permits" is defined in Section 4.16.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission.

        "Section 2.16 Certificate" is defined in Section 2.16(e).

        "Security Documents" means the Collateral Documents and all UCC financing statements required by any of the Collateral Documents to be filed with respect to the security interests created.

        "Single Employer Plan" means any Pension Plan which is not a Multiemployer Plan.

        "Slots" means all of the rights, title, privilege, interest, and authority now or hereafter acquired or held by an airline in and to the authority to takeoff and land at any airport to which it provides service issued by a Governmental Authority.

        "Solvent" means, at any time of determination, with respect to any Person:

        it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

        it has capital that is not unreasonably small to carry on its business as conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or mature liability.

"Specified Routes" means the Trans-Pacific Routes and the CMI Material Routes.

"Specified Route Event" means an event described in clause (i)(B), clause (ii)(B), clause (iii)(A)(2) or clause (iii)(B) of Section 7.01(m).

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

"Statutory Reserve Rate" means, with respect to each day during each Interest Period, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the maximum rates of reserve requirements in effect on such day (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System, provided that if the maximum rates of reserve requirements in effect on such day is zero, then the Statutory Reserve Rate for such day shall be the number one.

"Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent and is a Material Subsidiary.

"Successor" is defined in Section 6.02.

"Supporting Route Facilities" means gates, ticket counters and other facilities at a non-U.S. airport (and, in the case of CMI, Guam International Airport), necessary to operate, or otherwise used in support of the operation of, a Route.

"Taxes" is defined in Section 2.16(a).

"Tax Sharing Agreement" means a Tax Sharing Agreement to be entered into among Continental, AMI, and CMI pursuant to Section 5.17.

"Termination Date" means the date on which all principal of, and interest on, the Loans, and all other Obligations (including all costs and expenses and other obligations of a Credit Party to an Indemnitee under Section 9.05 (the "Indemnifiable Liabilities")) then due and payable, shall have been paid in full in cash.

"Term Loans" means the Tranche A-1 Term Loans and the Tranche A-2 Term Loans.

"Title 49" means Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, as amended, and the regulations promulgated pursuant thereto, or an subsequent legislation that amends, supplements or supersedes such provisions.

"Tranche A-1 Term Loans" means the Tranche A-1 Term Loans advanced to Continental pursuant to the Existing Credit Agreement.

"Tranche A-2 Term Loans" means the Tranche A-2 Term Loans advanced to CMI pursuant to the Existing Credit Agreement.

"Transactions" means the execution and delivery by the Credit Parties of the applicable Operative Documents, the borrowing of Loans thereunder and the use of the proceeds thereof.

"Trans-Pacific Routes" means the Routes of Continental set forth on Schedule 2(a).

"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

"Unrestricted Cash Balance Trigger Event" is defined in Section 2.09(b)(i).

"Voting Interests" means shares of capital stock issued by a corporation, or equivalent equity interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      Terms Generally.

      The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

  AMOUNTS AND TERMS OF THE LOANS

      Loans. Subject to the terms and conditions specified in Section 3.01, on the Amendment and Restatement Effective Date, each Lender holding Tranche A-1 Term Loans or Tranche A-2 Term Loans (such loans, collectively, the "Existing Loans" and such Lenders, the "Existing Lenders") immediately prior to the Amendment and Restatement Effective Date severally agrees to continue such Existing Loans and/or sell all or a portion of its Existing Loans to other Lenders hereunder and/or purchase from other Existing Lenders all or a portion of such other Existing Lenders' Existing Loans, such that, after giving effect to all such sales and purchases, the Loans held by each Lender shall be in an amount equal to the amount specified in Schedule 1 to the Lender Addendum of such Lender, and such Existing Loans so continued, sold and/or purchased by the Lenders hereunder shall automatically be deemed to constitute Loans outstanding under this Section 2.01 of the Agreement for all purposes.

      Reserved.

      Reserved.

      Security.

      Subject to any provisions expressly providing for the effectiveness, release or termination of Liens in the documents hereafter mentioned, the Credit Parties' obligations under this Agreement and the other Operative Documents shall be secured in accordance with, and have the benefit of, the Collateral Documents.

      Evidence of Debt.

        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

        The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

        The entries made in the accounts maintained pursuant to clauses (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

        Any Lender may request that Loans held by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form similar to Exhibit A hereto and approved by the Administrative Agent and reasonably acceptable to such Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.03) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

      Repayment of Loans.

        Continental hereby promises to pay to the Administrative Agent for the account of each Lender the principal amount of such Lender's Tranche A-1 Term Loan on June 1, 2011 or such earlier date as may be required hereunder. Continental hereby further agrees to pay interest on the unpaid principal amount of the Tranche A-1 Term Loan from time to time outstanding from June 1, 2006, until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.11.

        CMI hereby promises to pay to the Administrative Agent for the account of each Lender the principal amount of such Lender's Tranche A-2 Term Loan on June 1, 2011 or such earlier date as may be required hereunder. CMI hereby further agrees to pay interest on the unpaid principal amount of the Tranche A-2 Term Loan from time to time outstanding from June 1, 2006 until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.11.

      Payments Generally; Pro Rata Treatment.

        Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Sections 2.12, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent c/o Merrill Lynch Mortgage Capital Inc., 4 World Financial Center, New York, NY 10089, Attention of Josh Green (Telecopier No.: 212-449-6673), (Continental Airlines, Inc. clearing account number A/C 008-12-914, ABA number 021-001-033), with written notice to Merrill Lynch Mortgage Capital Inc., 4 World Financial Center, New York, NY 10089, Attention of Josh Green (Telecopier No.: 212-449-6673). The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest, if any, in connection with such payment. All payments hereunder shall be made in Dollars.

        If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due by the Credit Parties hereunder or under any Operative Document, such funds shall be applied, first, towards payment in full of all amounts due and payable by the Credit Parties to the Administrative Agent pursuant to the Operative Documents (including, without limitation, Section 9.05), and second, towards payment of interest, fees and other amounts then due by the Credit Parties hereunder or under any Operative Document, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due by the Credit Parties to such parties.

        Except to the extent otherwise provided herein: (i) each payment or prepayment of principal of Tranche A-1 Term Loans and Tranche A-2 Term Loans shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them and (ii) each payment of interest on Tranche A-1 Term Loans and Tranche A-2 Term Loans shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

      Sharing of Set-Offs.

        If any Lender shall obtain any payment of any principal of or interest on any Loan of any Class or payment of any other amount under this Agreement or any other Operative Document through the exercise of any right of set off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class (the "Applicable Loans") or such other amounts in each case then due hereunder or thereunder to such Lender than the percentage received by any other Lender of the principal of or interest on the Applicable Loans or such other amounts in each case then due hereunder or thereunder to such other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Applicable Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Applicable Loans or such other amounts, respectively, owing to each of the Lenders; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Credit Party pursuant to and in accordance with the express terms of an Operative Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Applicable Loans to any assignee or participant, other than to a Credit Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against a Credit Party rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

        Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

        If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08(b), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied Obligations are fully paid.

      Prepayment of Loans.

        Optional. The Borrowers shall have the right at any time and from time to time to prepay the principal amount of the Tranche A-1 Term Loans and the Tranche A-2 Term Loans, in whole or in part, subject to prior notice in accordance with clause (c) of this Section, together with accrued interest thereon, premium if required under Section 2.09(d), Break Funding Costs, if any, and any other amount due hereunder and under the other Operative Documents with respect to such Loan, on any Business Day; provided that (x) any such prepayment in part shall be of a principal amount not less than $10,000,000 when combined with the principal amount of any Tranche A-1 Term Loan or Tranche A-2 Term Loan prepaid simultaneously and (y) any prepayments shall be made and applied pro rata to the Tranche A-1 Term Loans and the Tranche A-2 Term Loans.

        Mandatory.

          Unrestricted Cash Balance Trigger Event. If as of the Close of Business on any day, the Consolidated Unrestricted Cash Balance is less than $1,125,000,000 (an "Unrestricted Cash Balance Trigger Event"), within five (5) Business Days after such day either or both of the Borrowers shall prepay Loans in an aggregate principal amount equal to the Early Amortization Amount (or, if less, the outstanding principal amount of the Loans), together with accrued interest thereon, Break Funding Costs, if any, but without other premium or penalty.

          Borrowing Base Shortfall. The Borrowers may make a prepayment in order to comply with the provisions of Section 5.11.

          Asset Sale Proceeds Etc.

            No later than the fifth Business Day following the date of receipt by AMI or CMI (or any of their respective Subsidiaries) of any Net Cash Proceeds in respect of any Asset Sale permitted under Section 6.06, Continental or CMI, as applicable, shall prepay the Loans in an aggregate amount of principal (rounded down to the nearest $1,000,000) as nearly as equal as possible to such Net Cash Proceeds, plus accrued interest on the amount prepaid, but without premium or penalty; provided, that (y) no prepayment of the Loans shall be required to the extent that such Net Cash Proceeds from June 1, 2005 through the date of determination do not exceed $7,500,000; and (z) such Net Cash Proceeds in excess of such $7,500,000 threshold ("Post-Threshold Net Cash Proceeds") may be retained until such time as Post-Threshold Net Cash Proceeds equal or exceed $3,000,000 and then Continental or CMI, as applicable, shall make prepayments of Net Cash Proceeds only in minimum amounts of $3,000,000 or more from the Post-Threshold Net Cash Proceeds; provided, further, that the foregoing provisions set forth in the preceding proviso shall be applicable only to the extent that such Net Cash Proceeds from June 1, 2005 through the date of determination shall not exceed $20,000,000.

            No later than the fifth Business Day following the date of receipt by AMI or CMI (or any of their respective Subsidiaries) of any Net Cash Proceeds from Recovery Events, Continental or CMI, as applicable, shall prepay the Loans in an aggregate amount of principal (rounded down to the nearest $1,000,000) as nearly equal as possible to the amount of such Net Cash Proceeds, plus accrued interest on the amount prepaid, minus any such Net Cash Proceeds (the "Proposed Reinvestment Proceeds") that AMI or CMI (or any of their respective Subsidiaries) intends to use within 180 days of such date of receipt to pay or reimburse the costs of repairing, restoring, or replacing the assets in respect of which such Net Cash Proceeds were received; provided that Continental shall have delivered to the Administrative Agent, on or before such fifth Business Day, a certificate of a Financial Officer of Continental setting forth the proposed use of the Proposed Reinvestment Proceeds; provided further that AMI or CMI (or their respective Subsidiaries) shall deposit Proposed Reinvestment Proceeds in excess of $7,500,000 at any time in the CMI Account, pending the application of such excess amounts to prepayment of the Loans or to the costs of repairing, restoring or replacing the applicable assets as permitted hereunder. In addition, AMI or CMI (or any of their respective Subsidiaries) shall deposit in the CMI Account any Proposed Reinvestment Proceeds which have not been applied to the costs of repairing, restoring or replacing the applicable assets, within 180 days of receipt thereof, but which such Person intends to apply to such uses with 360 days of such receipt pending the application of such amounts within such 360 day period. Any Proposed Reinvestment Proceeds deposited in the CMI Account and not so applied within such 360 day period shall be transferred from the CMI Account and applied by the Administrative Agent to prepay the Loans.

            Notwithstanding the foregoing subparagraphs (A) and (B), the Loans shall be prepaid in the amount of principal (rounded down to the nearest $1,000,000) as nearly equal as possible to any Net Cash Proceeds, plus accrued interest on the amount prepaid, from the sale of any Route that is not Major Collateral, no later than the fifth Business Day following the date of receipt of any such Net Cash Proceeds.

          All prepayments of Loans shall be applied pro rata to the Tranche A-1 Terms Loans and the Tranche A-2 Term Loans as provided in Section 2.07(c).

        Notice; Application. A Borrower shall give notice to the Administrative Agent of any prepayment pursuant to this Section 2.09 not later than 1:00 p.m., New York City time, three Business Days before the date of the prepayment (except in the case of a Remedial Action, in which case such notice shall be given on the date of the prepayment). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid. Promptly following receipt of any such notice relating to the Loans, the Administrative Agent shall advise the Lenders of the contents thereof.

        Premium. Except as provided above in clause (b) of this Section 2.09 and in Sections 5.11 and 7.01 and any other Section hereof allowing prepayment without premium or penalty, the Borrowers shall, upon prepayment of all or any part of the Loans, pay a premium as follows: if such prepayment is made prior to July 28, 2007 (the "Call Protection Date"), a premium of 1.00% of the aggregate principal amount prepaid. No premium shall be payable for a prepayment made on or after the Call Protection Date or as a Remedial Action.

      Fees.

        The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent in the Amendment Arranger Fee Letter.

        The Borrowers agree to pay to each Existing Lender, for its own account, an amount equal to 1.00% of the aggregate principal amount of the Loans held by such Existing Lender immediately prior to the Amendment and Restatement Effective Date.

      Interest.

        The Loans shall bear interest during each Interest Period at the LIBO Rate for such Interest Period, plus, the Applicable Margin.

        Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that in the event of any prepayment of any Loan, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment.

        All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of 360 days (or, in the case of interest on Loans made pursuant to Section 2.14, 365 days or, if appropriate, 366 days). The LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      Additional Costs.

        If any change in law or governmental rule, regulation or order, or in the interpretation, administration or application thereof (including the adoption of any new law or governmental rule, regulation or order), or any determination of a court or by any central bank or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by a Lender (at its applicable lending office) with any guideline, request or directive issued or made after the date hereof by any such central bank or Governmental Authority (whether or not having the force of law) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits in or for the account of, or advances or loans by, or other credit extended by, such Lender (other than any such reserve or other requirements with respect to LIBO Rate Loans that are reflected in the definition of LIBO Rate), and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), then, in any such case, Continental shall pay to such Lender, promptly after receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as may be necessary to compensate such Lender for any such Additional Costs. Such Lender shall deliver to Continental (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender or under this Section 2.12(a), which statement shall be prima facie evidence of such additional amounts.

        If the adoption after the date hereof of any applicable law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change after the date hereof in any existing interpretation or administration thereof by the National Association of Insurance Commissioners, any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the promulgation after the date hereof of any guidelines, request or directive regarding capital adequacy (whether or not having the force of law) of the National Association of Insurance Commissioners, any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of a Lender or any corporation controlling such Lender as a direct consequence of such Lender's Loans held by such Lender to a level below that which such Lender or any corporation controlling such Lender could have achieved but for such adoption, change or promulgation (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, promptly after receipt by Continental from such Lender of the statement referred to in the next sentence, Continental shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Continental (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be prima facie evidence of such additional amounts.

        Any affected Lender shall notify Continental of any event occurring after the date of this Agreement entitling such Lender to compensation under Section 2.12(a) or (b), as the case may be, as promptly as practicable, but in any event within 90 days, after such Lender obtains actual knowledge thereof; provided that if such Lender fails to give such notice within 90 days after the occurrence of the event that gives rise to such right to compensation, such Lender shall, with respect to any costs resulting from such event, only be entitled to payment under Section 2.12(a) or (b), as the case may be, for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. Continental shall not be required to make payments to such Lender under Section 2.12(a) or (b), as the case may be, hereof to the extent the claim thereunder arises from the undercapitalization or other like circumstances peculiar to such Lender or to the extent arising from such Lender's failure to comply with applicable law, rule or regulation (or interpretation or administration thereof). Any such Lender shall not seek compensation under Section 2.12(a) or (b), as the case may be, if it shall not be also generally be seeking compensation (if it should be so entitled) against similar costs pursuant to other comparable contractual provisions in agreements with other borrowers.

      Illegality.

      If on any date the making, maintaining or continuation by any Lender of its Loans has become unlawful as a result of compliance by such Lender in good faith with any change that becomes effective after the date hereof in any law, treaty, governmental rule, regulation, guideline or order (whether or not having the force of law), then such Lender shall be an "Affected Lender" and it shall promptly so notify (by telefacsimile or by telephone confirmed in writing) the Borrowers and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter, the Affected Lender's outstanding Loans (the "Affected Loans") shall bear interest at the Alternate Base Rate, plus, the Applicable Margin, minus 1.00%, if that would cure such illegality, from the expiration of the Interest Period then in effect with respect to the Affected Loans until such notice shall be withdrawn by the Affected Lender. The Borrowers may elect to terminate such Affected Lender as a party to this Agreement in compliance with Section 2.17. Except as provided in the immediately preceding sentence, nothing in this Section 2.13 shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans in accordance with the terms of this Agreement.

      Alternate Rate of Interest.

      If prior to the commencement of any Interest Period, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, all Loans shall bear interest at the Alternate Base Rate, plus, the Applicable Margin, minus, 1.00%.

      Break Funding Costs.

      In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure (other than as a result of a default by such Lender) to prepay any Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, each Borrower shall compensate each Lender for the loss, cost and expense sustained by such Lender attributable to such event with respect to the Class of Loans made to such Borrower. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate (minus the Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market (collectively, "Break Funding Costs"). Calculation of all amounts payable to a Lender under this Section 2.15 shall be made as though that Lender had actually funded each of its relevant Loans through the purchase of an eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBO Rate in an amount equal to the amount of such Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.15. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      Taxes.

      (a) Any and all payments by the Credit Parties under or in respect of this Agreement or any other Operative Document to which such Credit Party is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, "Taxes"), unless required by law. If a Credit Party shall be required under any applicable law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any other Operative Document to the Administrative Agent or Lender, (i) such Credit Party shall make all such deductions and withholdings in respect of Taxes, (ii) such Credit Party shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable law, and (iii) the sum payable by such Credit Party shall be increased as may be necessary so that after such Credit Party has made all required deductions and withholdings (including any such deductions and withholdings applicable to additional amounts payable under this Section 2.16) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term "Non-Excluded Taxes" are Taxes other than, in the case of the Administrative Agent or a Lender, (1) Taxes based on or measured by net income, net worth or capital, intangibles taxes, property taxes, gross income taxes, and franchise taxes imposed by (A) the jurisdiction or jurisdictions under the laws of which (or under the laws of any political subdivision of which) the Administrative Agent or such Lender is organized or has its principal place of business, or any political subdivision thereof, (B) the jurisdiction or jurisdictions within which the office by which the loan was made or is maintained by such Lender is located, or (C) any other jurisdiction or jurisdictions, but only if such Tax is imposed by formulary apportionment on such Administrative Agent or Lender by reason of connections between such Administrative Agent or Lender other than in respect, or by reason, of this Agreement, unless such Administrative Agent or Lender becomes subject to Taxes or increased Taxes described in this clause (1) by such jurisdiction or jurisdictions in respect of this Agreement as a result of having executed, delivered or performed its obligations under or received payments under (other than mere increased Tax liability for interest payments received under this Agreement in respect of Taxes to which such Administrative Agent or Lender otherwise is subject), or enforced, this Agreement or any other Operative Document (in which case such Taxes described in this clause (1) will be treated as Non-Excluded Taxes), or (2) Taxes imposed as a result of the Administrative Agent's or such Lender's failure to comply with Section 2.16(e) (including, the inaccuracy or invalidity of any form provided pursuant to Section 2.16(e), except to the extent provided for in Section 2.16(g)).

      (b) In addition, each Credit Party hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added or similar Taxes that arise from any payment made under or in respect of this Agreement or any other Operative Document or from the execution, delivery or registration of, or any performance under this Agreement or any other Operative Document, other than such Taxes imposed by the jurisdictions described in Section 2.16(a)(1)(A) and (B) with respect to the Lender or the Administrative Agent claiming indemnification under this Section 2.16(b) (any such non-excluded Taxes, "Other Taxes").

      (c) Each Credit Party hereby agrees to indemnify the Administrative Agent and Lender for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes imposed in respect of this Agreement and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.16 imposed on or paid by such Administrative Agent or Lender, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Credit Party provided for in this Section 2.16(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Credit Party under the indemnity set forth in this Section 2.16(c) shall be paid within ten (10) days from the date on which the Administrative Agent or Lender makes written demand therefor. If the Administrative Agent or Lender, as the case may be, receives a tax refund that such person determines is solely attributable to any Taxes as to which the Administrative Agent or Lender has been indemnified under this Section 2.16(c), the Administrative Agent or Lender will pay to Credit Party (net of all out of pocket expenses) the amount that, in the Administrative Agent or Lender's sole discretion, is solely attributable to such Taxes.

      (d) Within thirty (30) days after the date of any payment of Taxes, a Credit Party (or any Person making such payment on behalf of a Credit Party) shall furnish to the Administrative Agent or Lender, as the case may be, for its own account a certified copy of the original official receipt evidencing payment thereof.

      (e) For purposes of this clause (e) of this Section 2.16, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code. The Administrative Agent and each Lender (including for avoidance of doubt any assignee, successor or Participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp.," "P.C.," "insurance company," or "assurance company" (a "Non-Exempt Lender") shall deliver or cause to be delivered to a Credit Party the following properly completed and duly executed documents at the time such Lender becomes a Lender and thereafter upon request, when such form expires:

          in the case of a Non-Exempt Lender that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

          in the case of a Non-Exempt Lender that is an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit D (a "Section 2.16 Certificate") or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

          in the case of a Non-Exempt Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

          in the case of a Non-Exempt Lender that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Section 2.16 Certificate; or

          in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity for U.S. federal income tax purposes, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 2.16 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (i), (ii), (iii), (iv), (vi), (vii) and/or this clause (v) with respect to each such beneficial owner if such beneficial owner were Lender, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of a Credit Party, provided, however, that Lender shall be provided an opportunity to establish such compliance as reasonable; or

          in the case of a Non-Exempt Lender that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 2.16(e) with respect to its beneficial owner if such beneficial owner were the Lender; or

          in the case of a Non-Exempt Lender that (A) is not a United States person and (B) is acting in the capacity as an "intermediary" (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 2.16 Certificate, and (y) if the intermediary is a "non-qualified intermediary" (as defined in U.S. Treasury Regulations), from each person upon whose behalf the "non-qualified intermediary" is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) with respect to each such person if each such person were Lender; or

          as requested by a Credit Party, such other forms, certificates and documentation as the Administrative Agent or such Lender is, in its sole discretion, legally entitled to furnish and as may be necessary or appropriate to obtain any reduction of or exemption from any withholding or other Taxes on any payments made under this Agreement, unless it is legally inadvisable or otherwise commercially disadvantageous for such Administrative Agent or Lender to deliver such form, certificate, or other documentation.

      (f) If the forms referred to above in clause (e) of this Section 2.16 that are provided by the Administrative Agent and/or a Lender at the time such Administrative Agent or Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than "Non-Excluded Taxes" ("Excluded Taxes") and shall not qualify as Non-Excluded Taxes unless and until such Administrative Agent or Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or Participant to this Agreement, Lender transferor was entitled to indemnification or additional amounts under this Section 2.16, then the Lender assignee, successor or Participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Lender transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Lender assignee or successor shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes. Notwithstanding anything to the contrary in this Section 2.16, a Participant shall not be entitled to indemnification or additional amounts pursuant to this Section 2.16 for any Other Taxes or Non-Excluded Taxes to the extent such indemnification or additional amounts would exceed the amounts payable by the Credit Parties had the participation not taken place and such Participant shall not be entitled to such indemnification or additional amounts unless such Participant complies with the requirements of Section 2.17 (insofar as they relate to Section 2.16) as if such Participant were a Lender.

      (g) For any period with respect to which the Administrative Agent or a Lender has failed to provide Credit Party with the appropriate, accurate and valid form, certificate or other document described in clause (e) of this Section 2.16 (other than (i) if such failure is due to a change in any applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or (ii) if such form, certificate or other document is otherwise not required under clause (e) of this Section 2.16), such Administrative Agent or Lender shall not be entitled to indemnification or additional amounts under clauses (a) or (c) of this Section 2.16 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should the Administrative Agent or a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Credit Party shall take such steps as such Administrative Agent or Lender shall reasonably request, to assist such Administrative Agent or Lender in recovering such Non-Excluded Taxes.

      (h) If the Administrative Agent or any Lender is, in its sole opinion, able to apply for any credit, deduction or other reduction in the Taxes of such Administrative Agent or Lender described in the exclusion from Non-Excluded Taxes contained in clause (a)(1) of this Section 2.16 by reason of any payment made by a Credit Party under clause (a) or (c) of this Section 2.16, the Administrative Agent or such Lender, as the case may be, shall use reasonable efforts to obtain such credit, deduction or other reduction and, upon receipt thereof, will pay to Credit Party such amount, not exceeding the increased amount paid by Credit Party, as is equal to the net after-tax value to the Administrative Agent or such Lender (taking into account any tax benefit to the Administrative Agent or such Lender solely as a result of payments made pursuant to this clause (h)), in its sole opinion, of such part of such credit, deduction or other reduction as it considers to be allocable to such payment by Credit Party, having regard to all of the Administrative Agent's or such Lender's dealings giving rise to similar credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same; provided, however, that (i) the Administrative Agent or such Lender, as the case may be, shall not be obligated to disclose to Credit Party any information regarding its tax affairs or computations and (ii) nothing in this Section 2.16(h) shall interfere with the right of the Administrative Agent or such Lender to arrange its tax affairs as it deems appropriate.

      (i) An Administrative Agent or Lender pursuant to Section 2.16(a) hereof shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by a Credit Party to assist such Credit Party, at the sole expense of such Credit Party, to recover from the relevant taxation authority or other Governmental Authority any Taxes in respect of which amounts were paid by a Credit Party pursuant to Sections 2.16(a), (b) or (c) hereof. However, an Administrative Agent or Lender, as the case may be, will not be required to take any action that would be, in the sole judgment of an Administrative Agent or Lender, legally inadvisable, or commercially or otherwise disadvantageous to an Administrative Agent or Lender in any respect, and in no event shall an Administrative Agent or Lender be required to disclose any tax returns or any other information that, in the sole judgment of the Administrative Agent or Lender is confidential.

      (j) Without prejudice to the survival of any other agreement of each Credit Party hereunder, the agreements and obligations of each Credit Party contained in this Section 2.16 shall survive the termination of this Agreement. Nothing contained in this Section 2.16 shall require the Administrative Agent or Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

      Mitigation Obligations; Replacement of Lenders.

        If any Lender requests compensation under Section 2.12, or if any Lender becomes an Affected Lender or if a Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.16, as the case may be, in the future or would allow such Affected Lender's Affected Loans to bear interest at the LIBO Rate plus the Applicable Margin and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Continental hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

        If any Lender requests compensation under Section 2.12, or if a Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes an Affected Lender or if any Lender defaults in its obligation to fund Loans hereunder, then such Credit Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.03), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or a Credit Party (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Credit Party to require such assignment and delegation cease to apply.

  CONDITIONS OF LENDING

      Conditions Precedent.

      This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived in writing by the Administrative Agent):

        On or before the Amendment and Restatement Effective Date, the Administrative Agent shall have received the following documents (with, in the case of clauses (i) and (ii), sufficient originals for each Lender and, in the case of the remaining clauses below, sufficient copies for each Lender), each in form and substance mutually satisfactory to the Administrative Agent and the Credit Parties, and in the case of the documents referred to in clauses (i) and (ii) of this Section 3.01(a), duly executed and delivered by all the parties thereto:

          this Agreement (including a Lender Addendum executed by each Existing Lender);

          an updated Collateral Certificate of each Credit Party (or a certificate from an officer of such Credit Party confirming that there are no changes to its existing Collateral Certificate or indicating any changes from its existing Collateral Certificate);

          A certificate signed on behalf of Continental by one of its officers (A) stating that the aggregate principal amount of the Loans is not greater than 52.5% of the sum of the Current Market Value of the CAL Collateral and of the CMI Business, as set forth in the two Appraisal Reports, each dated May 26, 2006 delivered pursuant to Section 5.11(a), of the Existing Credit Agreement, and (B) specifying the Consolidated Unrestricted Cash Balance as of the Close of Business on the last Business Day of the calendar month preceding the Amendment and Restatement Effective Date;

          A certificate of Continental, executed by the Secretary or any Assistant Secretary of Continental, certifying that there has been no change to the resolutions of the Board of Directors of Continental or the certificate of incorporation and by laws of Continental provided to the Administrative Agent pursuant to Section 3.01(a) of the Existing Credit Agreement since June 1, 2005 or, if there has been any change(s), indicating any such change(s).

          A certificate of AMI, executed by the Secretary or any Assistant Secretary of AMI, certifying that there has been no change to the resolutions of the Board of Directors of AMI or the certificate of incorporation and by laws of AMI provided to the Administrative Agent pursuant to Section 3.01(a) of the Existing Credit Agreement since June 1, 2005 or, if there has been any change(s), indicating any such change(s).

          A certificate of CMI, executed by the Secretary or any Assistant Secretary of CMI, certifying that there has been no change to the resolutions of the Board of Directors of CMI or the certificate of incorporation and by laws of CMI provided to the Administrative Agent pursuant to Section 3.01(a) of the Existing Credit Agreement since June 1, 2005 or, if there has been any change(s), indicating any such change(s).

          A favorable opinion of Jennifer L. Vogel, Esq., General Counsel of Continental, in form and substance satisfactory to the Administrative Agent and the Lenders, as to such matters as the Administrative Agent or any Lender may reasonably request (and Continental hereby instructs such counsel to deliver such opinion to the Administrative Agent and the Lenders); and

          A favorable opinion of Hughes Hubbard & Reed LLP, special counsel to Continental, in form and substance satisfactory to the Administrative Agent and the Lenders, as to such matters as the Administrative Agent or any Lender may reasonably request (and Continental hereby instructs such counsel to deliver such opinion to the Administrative Agent and the Lenders).

        The Administrative Agent, the Arranger and the Lenders shall have received all fees due and payable hereunder and the Amendment Arranger Fee Letter, including, without limitation, the fees and reasonable expenses of Cadwalader, Wickersham & Taft LLP, special New York counsel to the Arranger as provided in Section 9.05 (to the extent that statements for such fees and expenses containing reasonable substantiating details have been delivered to Continental not less than two Business Days prior to the Amendment and Restatement Effective Date).

        On the Amendment and Restatement Effective Date, both before and after giving effect to this Agreement, no Event of Default shall exist.

        The representations and warranties made by each Credit Party in any Operative Document to which it is a party shall be true and correct in all material respects on and as of the Amendment and Restatement Effective Date as though made on and as of the Amendment and Restatement Effective Date (except (i) to the extent any such representation or warranty shall have been made with references to a specified date, in which case such representation and warranty shall be true and correct as of such specified date and (ii) any representation and warranty with respect to the filing of UCC financing statements necessary to perfect a security interest in any Collateral located in Guam or in general intangibles or accounts receivable of AMI or CMI shall be deemed to include a reference to making such a filing in Guam), and the Administrative Agent shall have received a certification from the Credit Parties to such effect.

        There shall be no action, suit, investigation or proceeding pending or, to the knowledge of the Credit Parties, threatened in any court or before any arbitrator or Governmental Authority that (i) would reasonably be expected to have a Material Adverse Effect or (ii) purports to adversely affect the Transactions.

      Existing Loans.

  The obligation of each Lender (as defined in the Existing Credit Agreement) on June 1, 2005 to make the Tranche A-1 Term Loans and the Tranche A-2 Term Loans was subject to the satisfaction or waiver of all of the conditions precedent set forth in Section 3.01 of the Existing Credit Agreement.

  REPRESENTATIONS AND WARRANTIES

  Continental represents and warrants to the Lenders that:

      Organization; Powers.

      Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as such business is being conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      Authorization; Enforceability.

      The Transactions and each other document or agreement to be entered into by a Credit Party, pursuant to this Agreement or any Operative Document are within such Credit Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Credit Party. This Agreement constitutes and each of the other Operative Documents will on the Amendment and Restatement Effective Date constitute, a legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Approvals; No Conflicts.

      The transactions contemplated by or pursuant to this Agreement and the other Operative Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, or are being made simultaneously herewith, or are required or contemplated by the terms of the Operative Documents after the date hereof, including, as a result of the exercise of the Lender's remedies under the Operative Documents, (b) will not violate any applicable law or regulation or the certificate of incorporation or by laws of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Credit Party or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) on any asset of any Credit Party.

      Financial Condition; No Material Adverse Effect; Disclosure.

        The consolidated balance sheet of each of Continental and AMI, in each case together with their respective Subsidiaries, as of December 31, 2005, and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP and, in the case of Continental, set forth in Continental's report on Form 10-K as filed with the SEC for the year ended December 31, 2005 (as amended), copies of each of which have been delivered to each of the Lenders pursuant to Section 5.01, fairly present, in conformity with generally accepted accounting principles, the consolidated financial positions of Continental and AMI, in each case together with their respective Subsidiaries, as of such date and their respective consolidated results of operations and cash flows for such fiscal year.

        The unaudited consolidated balance sheet of Continental and its Subsidiaries as of March 31, 2006 and the related unaudited consolidated statements of operations and cash flows for the three months then ended, set forth in Continental's report on Form 10-Q as filed with the SEC, a copy of which has been delivered to each of the Lenders pursuant to Section 5.01, fairly present, in conformity with generally accepted accounting principles (except for the absence of all required footnotes) applied on a basis consistent with the financial statements referred to in subsection (i) of this Section, the consolidated financial position of Continental and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

        Since the date of the financial statements delivered to the Lenders pursuant to Subsection (b) of this Section, there has been no Material Adverse Effect.

        No written information, exhibit or report (as modified or supplemented by other written information so furnished) or the Schedules to the Existing Credit Agreement, taken as a whole, furnished by or on behalf of any Credit Party to the Administrative Agent, the Arranger or any Lender in connection with the negotiation and syndication of the Existing Credit Agreement and the other Operative Documents (as defined in the Existing Credit Agreement) or pursuant to the terms of the Existing Credit Agreement or the other Operative Documents (as defined in the Existing Credit Agreement), as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information, exhibits and reports were provided; provided that, with respect to projections, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

        No written information, exhibit or report (as modified or supplemented by other written information so furnished) or the Schedules hereto, taken as a whole, furnished by or on behalf of any Credit Party to the Administrative Agent, the Arranger or any Lender in connection with the negotiation of this Agreement or pursuant to the terms of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information, exhibits and reports were provided; provided that, with respect to projections, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      Properties.

        Each Credit Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title or leasehold interests that do not materially interfere with its ability to conduct its business as such business is being conducted or to utilize such properties for their intended purposes.

        Each Credit Party has good title to the Collateral owned by it, free and clear of all Liens except for Permitted Encumbrances.

      Litigation and Environmental Matters.

        Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or any of its Subsidiaries which would be required to be disclosed under Item 103 of the Securities and Exchange Commission Regulation S-K in a Form S-1 registration statement filed by Continental under the Securities Act of 1933, as amended, on the date that this representation is made.

        Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Credit Party nor any of their Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      Compliance with Laws and Agreements; Labor Relations.

        Each Credit Party is in compliance with (i) all laws, regulations and orders of any Governmental Authority applicable to it or its property and all applicable aviation, transportation, environmental, health and safety statutes and regulations, both foreign and domestic and (ii) all indentures, agreements and other instruments binding upon it or its property, except in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Not more than 25% of the value of the assets of the Credit Parties, on a consolidated basis, constitutes margin stock (as such terms are used under Regulation U).

        Except for Disclosed Matters, no Credit Party is aware of any strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Credit Party, threatened against a Credit Party; which, in each case, has not been publicly disclosed and would be required to be disclosed under applicable SEC disclosure requirements in a Form S-1 registration statement filed by Continental under the Securities Act of 1933, as amended, on the date that this representation is made.

      Investment Company Status.

      No Credit Party is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

      Taxes.

      Each Credit Party has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has timely paid or caused to be paid all Taxes required to have been paid by it, except (a) for any such Taxes that are being contested in good faith by appropriate proceedings or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

      ERISA.

      No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

      Perfection of Security Interest.

      Except for the filing of UCC financing statements in respect of the Collateral in the State of Delaware and in Guam, which filings have been made and are in effect on the Amendment and Restatement Effective Date, the taking of possession by the Administrative Agent of the certificates representing the pledged capital stock of AMI and CMI, the execution and delivery of the CMI Account Control Agreement by the parties thereto and the filing of the AMI Grant of Trademark Security Interest and the CMI Grant of Trademark Security Interest with the PTO, no further filing or recording of any document and no other action is necessary or advisable in the State of Delaware or any other applicable jurisdiction in the United States of America and its territories in order to establish and perfect, under the laws of New York, Delaware or such other applicable jurisdiction in the United States of America and its territories, the Administrative Agent's security interest in the Collateral (excluding fixtures) with respect to which a security interest may be perfected by a filing pursuant to the UCC, to the extent required by the applicable Collateral Documents. Such security interests (i) are valid and enforceable and (ii) are not subject to any defense, counterclaim or set-off of any Credit Party.

      Use of Proceeds.

      The proceeds of the Tranche A-2 Loans have been loaned by CMI to Continental subject to the Intercompany Subordination Agreement. The proceeds of the Tranche A-1 Term Loans and such loan by CMI to Continental have been used for general corporate purposes of Continental and its Subsidiaries. No part of the proceeds of any Loan have been used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, T and U.

      AMI and CMI Stock.

      All of the outstanding shares of capital stock of AMI and CMI have been validly issued, are fully paid and non-assessable and are wholly owned by Continental, in the case of the shares of AMI, or by AMI, in the case of the shares of CMI.

      No Default.

      No Credit Party is in default under or with respect to any contractual obligation that would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      Casualty, Etc.

      Neither the business nor the properties of any Credit Party or any of their Material Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would reasonably be expected to result in a Material Adverse Effect, other than as described in the financial statements delivered to the Lenders pursuant to Section 4.04(b) or in previous filings with the SEC.

      Permits.

      Each of Continental and CMI is an "air carrier" within the meaning of Section 40102 of Title 49 and each holds a certificate under Section 41102 of Title 49. Each of Continental and CMI holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the U.S. Code. Each of Continental, CMI and AMI is a Citizen of the United States. All certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions and consents (i) issued by the FAA, DOT or any Foreign Aviation Authority necessary (A) for Continental to have the right to operate flights under any of the Trans-Pacific Routes and the Narita Slots, or (B) for AMI or CMI to have the right to operate flights under any of the CMI Material Routes or CMI Material Slots (collectively, the "Route Permits"), or (ii) issued by any Governmental Authority and necessary for Continental, AMI or CMI to own or operate its property or business (collectively, the "Operating Permits"), except where the failure to have any such Operating Permit, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the ability of a Credit Party to operate flights under a Specified Route (the Route Permits and Operating Permits required under this clause (ii), the "Required Permits") are in full force and effect, and there are no proceedings pending, or to the knowledge of any Credit Party, threatened which challenge the effectiveness of or the right of any Credit Party to operate under any Required Permit applicable to it.

      Slot Utilization.

      Continental is utilizing the Narita Slots and CMI is utilizing the CMI Material Slots in a manner consistent in all material respects with applicable regulations, foreign laws, and contracts in order to preserve both their right to hold and operate such Slots. No Credit Party has received any notice from any applicable Foreign Aviation Authority, nor is any Credit Party aware of any other event or circumstance, that would be reasonably likely to impair Continental's right to hold and operate the Narita Slots or CMI's right to hold and operate the CMI Material Slots in any material respect.

      Route Utilization.

      Continental, in the case of the Trans-Pacific Routes, AMI, in the case of the AMI Routes, and CMI, in the case of the CMI Routes, hold the requisite authority to operate such Routes (except that CMI rather than AMI is authorized to operate the AMI Routes) pursuant to Title 49, all rules and regulations promulgated thereunder, applicable foreign law, and the applicable rules and regulations of the FAA, the DOT and any applicable Foreign Aviation Authorities and are in compliance in all material respects with all of the terms, conditions and limitations of each such certificate or order issued by the DOT and the applicable Foreign Aviation Authorities regarding such Route and with all applicable provisions of Title 49 of the U.S. Code or applicable foreign law. There exists no violation of such terms, conditions or limitations that gives the FAA, DOT or any applicable Foreign Aviation Authority the right to terminate, cancel, withdraw or modify in any material adverse respect the rights of Continental with respect to the Trans-Pacific Routes, AMI with respect to the AMI Routes currently being operated by CMI or CMI with respect to the CMI Routes currently being operated by CMI.

      No Burdensome Restrictions.

      There are no burdensome restrictions under applicable law (other than regulatory restrictions generally applicable to U.S. air carriers operating domestically and internationally) or under any material contracts of any Credit Party (other than the Merchant Services Bankcard Agreement dated December 26, 2003, among Continental, JP Morgan Chase Bank, N.A., and Chase Merchant Services LLC) that would reasonably to be expected to result in a Material Adverse Effect.

      Solvency.

      Each of the Borrowers is Solvent.

      Anti-Terrorism Law.

      The Borrowers are not and, to the knowledge of the executive officers of the Borrowers, no Affiliate or broker or other agent of the Borrowers acting or benefiting in any capacity in connection with the Loans is, any of the following:

          a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          a Person with which the Lender is prohibited from dealing or otherwise engaging in any transaction by any Prescribed Law; or

          a Person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

        No Borrower and, to the knowledge of the executive officers of each Borrower, no broker or other agent of the Borrowers acting in any capacity in connection with the Loans (i) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or, to the knowledge of the executive officers of each Borrower, to or for the benefit of any Person described in clause (a) above or (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

      Intellectual Property.

  Each Credit Party owns, or is licensed to use, all trademarks, tradenames and copyrights necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Credit Party know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

  AFFIRMATIVE COVENANTS

  From the time the Lenders advance the Loans to the Borrowers until the Termination Date, the following covenants shall be effective:

      Financial Statements and Other Information.

      Continental will furnish, or will with respect to clause (c) hereof cause AMI to furnish, to the Administrative Agent and (other than with respect to clauses (d), (g) and (h) hereof) each Lender:

        within 90 days (or such longer period as is permitted for the filing of an equivalent periodic report to the extent an extension thereof has been obtained under Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rules) after the end of each fiscal year of Continental, a copy of the Form 10-K filed by Continental with the SEC for such fiscal year, or, if no such form 10-K was so filed, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, (i) setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of Continental and its Subsidiaries on a consolidated basis in accordance with GAAP and (ii) not containing any Impermissible Qualification;

        (i) within 60 days (or such longer period as is permitted for the filing of an equivalent periodic report to the extent an extension thereof has been obtained under Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rules) after the end of each of the first three fiscal quarters of each fiscal year of Continental, a copy of the Form 10-Q filed by Continental with the SEC for such quarterly period, or, if no such Form 10-Q was so filed, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and (in the case of the statement of operations) for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of the corresponding period or periods of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Continental and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes and (ii) if quarterly financial statements of the type referred to in clause (i) have been prepared with respect to a fiscal quarter for AMI or CMI, then promptly after they have prepared such financial statements;

        (i) within 120 days after the end of each fiscal year of AMI, AMI's consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, (A) setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of AMI and its subsidiaries on a consolidated basis in accordance with GAAP and (ii) if annual financial statements of the type referred to in clause (i) have been prepared with respect to a fiscal year for CMI (whether audited or unaudited), then promptly after they have prepared such financial statements and (B) not containing any Impermissible Qualification;

        not more than 45 days following the commencement of each fiscal year of Continental, a budget for Continental and its Subsidiaries consisting of a projected statement of income and a projected statement of cash flows for each fiscal quarter of such fiscal year as is customarily prepared by management for its internal use and similar in scope and detail to the budget delivered to the Administrative Agent prior to June 1, 2005 (and representatives of Continental shall be available at reasonable times to discuss with the Administrative Agent the assumptions on which such statement are prepared);

        concurrently with any delivery of the annual financial statements under clause (a) above, (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default insofar as such Default or Event of Default relates to accounting matters, except as specified in such certificate, and (ii) if any Default or Event of Default is specified in the certificate given in (i), a certificate of an officer of Continental specifying the details thereof and any action taken or proposed to be taken with respect thereto;

        promptly after the same become publicly available, copies of all Form 8-K (excluding the exhibits thereto) and proxy statements (excluding the exhibits thereto) filed by Continental or any Subsidiary with the SEC, or with any national securities exchange, or distributed by Continental to its shareholders generally, as the case may be, provided that, in lieu of furnishing the Administrative Agent or any Lender any copy of Continental's Form 10-K, Form 10-Q, Form 8-K or proxy statement pursuant to this Section 5.01, Continental may send to the Administrative Agent or such Lender an email within the applicable time period specified above that states that such document has been filed with the SEC and setting forth a web site address or hyperlink at which such document may be accessed;

        within five (5) Business Days after the end of each fiscal quarter, (i) a Consolidated Unrestricted Cash Balance Report; provided that such information shall be provided solely to the Administrative Agent's Global Asset Based Finance group (except to the extent legally required to be delivered to other persons within ML or its Affiliates), which shall keep such information strictly confidential and solely within such group or other persons;

        to the Administrative Agent by no later than the date that the financial statements referred to in clause (a) or (b) above are required to be delivered, copies of any amendments to the Organic Documents made during the period covered by such financial statements and not previously delivered hereunder; and

        promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Credit Parties or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request.

      Notices of Material Events.

      Continental will furnish to the Administrative Agent and at the same time to each Lender prompt written notice of the occurrence of any of the following:

        an Event of Default;

        an Unrestricted Cash Balance Trigger Event;

        an Appraisal Event; and

        an event referred to in Item 1.01, 1.02, 1.03, 2.04, 4.01, 4.02, 5.01, 5.02 or 5.03 of Form 8-K as to which Continental is required to file a Form 8 K with the SEC.

      Each notice delivered under clause (a) of this Section shall be accompanied by a statement of an officer of Continental setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Continental may satisfy its obligation under clause (d) of this Section if it files with the SEC a Form 8-K with respect to an event and complies with Section 5.01(f) with respect to such Form 8-K.

      Existence; Conduct of Business.

      Each Credit Party will do or cause to be done all things necessary (a) to preserve and maintain its legal existence and (b) to preserve the rights, licenses, permits, privileges and franchises material to the conduct of the businesses of the Credit Parties as a whole; provided that, the foregoing shall not prohibit any transaction permitted under Section 6.03 or any Fundamental Transaction permitted under Section 6.02 or require the preservation of any right, license, permit, privilege or franchise if the management of the applicable Credit Party shall determine that the preservation thereof is no longer desirable and the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect.

      Maintenance of Properties; Insurance.

      Each Credit Party will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies or with the U.S. government, insurance in such amounts with such deductibles or other self-insurance and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

      Books and Records; Inspection Rights.

        Each Credit Party will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of such Credit Party.

        Each Credit Party will permit any representatives (if such Credit Party is legally permitted to do so) designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and at no out of pocket cost to any Credit Party, to visit and inspect the Collateral owned by such Credit Party (including, but not limited to, a review and confirmation of any information contained in any Borrowing Base Certificate), its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

      Compliance with Laws.

      Each Credit Party will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

      Further Assurances.

      Each Credit Party will, at its own expense, promptly and duly execute and deliver to the Administrative Agent such further documents and instruments and take such further action as may be necessary in order effectively to carry out the intent and purpose of this Agreement and the other Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Administrative Agent and the Lenders hereunder and thereunder with respect to such Credit Party, provided that any such document, instrument or action shall not expand any obligation or limit any rights of any Credit Party under any Operative Document.

      Slots and Routes.

        Each Credit Party will take all actions necessary in order to maintain the right to operate, in the case of Continental, the Trans-Pacific Routes and the Narita Slots and, in the case of AMI and CMI, the CMI Material Routes and CMI Material Slots, except as otherwise provided in the Collateral Documents.

        Each Credit Party shall take all actions necessary in order to ensure that all AMI Additional Routes and Slots and CMI Additional Routes and Slots shall be held by AMI or CMI, as the case may be; provided, that such Routes and Slots may be held by Continental to the extent required by applicable law provided that such Routes and Slots are pledged by Continental to the Administrative Agent as CAL Collateral.

      Use of Proceeds.

      The Borrowers will use the proceeds of the Loans solely for the purposes set forth in Section 4.12.

      Payment of Taxes, Etc.

      Each Credit Party will pay and discharge before the same shall become delinquent, all Taxes imposed upon it or upon its property; provided, however, that no Credit Party shall be required to pay or discharge any such Tax (x) that is being contested in good faith by appropriate proceedings or (y) the nonpayment of which, individually or collectively, would not reasonably be expected to result in a Material Adverse Effect.

      Appraisal Reports; Release of Collateral.

        Continental shall (i) not earlier than 60 days before nor later than five days before June 1 of each year after the date hereof, except for June 1, 2011, (ii) promptly after request of the Administrative Agent if an Event of Default has occurred and is continuing (but not more frequently under this clause (ii) than once every six months) or (iii) promptly after request of the Administrative Agent, if the accountants' report with respect to any of the financial statements of Continental most recently delivered pursuant to Section 5.01(a) contains a "going concern" or like qualification, deliver to the Administrative Agent an Appraisal Report with respect to the CAL Collateral and the CMI Business (which may be set forth in one Appraisal Report with respect to both Borrowing Base Components or separate Appraisal Reports with respect to each Borrowing Base Component), together with a Borrowing Base Certificate; provided, that, in respect of clause (iii) hereof, (x) the request to receive such Appraisal Report shall be made by the Administrative Agent within 60 days following the delivery of the applicable financial statements, (y) to the extent an Appraisal Report delivered pursuant to clause (iii) hereof is received within 90 days of June 1, the delivery of an Appraisal Report pursuant to clause (i) hereof no later than five days prior to such June 1 shall not be required, and (z) if the Administrative Agent has requested an Appraisal Report pursuant to clause (iii), it may make a request to Continental not earlier than 120 days nor later than 165 days after the delivery of such Appraisal Report pursuant to clause (iii) for an additional Appraisal Report, in which case Continental shall deliver such additional Appraisal Report within 60 days after such request, and the costs of such additional Appraisal Report shall be borne 50% by Continental and 50% by the Administrative Agent.

        If the Borrowing Base determined in accordance with the Current Market Values set forth in the Appraisal Report(s) most recently delivered to the Administrative Agent pursuant to Section 5.11(a) is less than the outstanding principal amount of the Loans on the date that the most recent such Appraisal Report is delivered to the Administrative Agent (the "Measurement Date"), one or more of the Credit Parties shall, within five (5) Business Day after the Measurement Date, take one or more Remedial Actions such that, after giving effect to such Remedial Actions, the Borrowing Base is not less than the outstanding principal amount of the Loans after the Credit Parties have completed such Remedial Actions. Upon completion of such Remedial Actions, Continental shall deliver to the Administrative Agent a Borrowing Base Certificate. If a Specified Route Event occurs or in connection with taking Remedial Action, Continental may obtain an Appraisal Report with respect to any Specified Routes that are the subject of a Specified Route Event or any replacement Routes or other property that is proposed to be pledged as replacement Collateral.

        Except with respect to a Disposition permitted under subparagraphs (e) (other than the first sentence thereof) and (f) of Section 6 of the Continental SGR Pledge Agreement and subparagraphs (e) (other than the first sentence thereof) and (f) of Section 6 of the CMI SGR Pledge Agreement, if any Credit Party proposes to effect a Disposition of any Major Collateral, it shall deliver to the Administrative Agent an Appraisal Report with respect to such Major Collateral, together with a Borrowing Base Certificate. Except with respect to a Disposition permitted under subparagraphs (e) (other than the first sentence thereof) and (f) of Section 6 of the Continental SGR Pledge Agreement and subparagraphs (e) (other than the first sentence thereof) and (f) of Section 6 of the CMI SGR Pledge Agreement, a Credit Party may effect such a Disposition only if (i) it shall have obtained the consent of the Majority Lenders and (ii) either (A) the Loans shall be prepaid in an amount not less than 48% of the Current Market Value of such Major Collateral (or, if necessary, by a greater amount so that, after giving effect to such prepayment the LTV Ratio immediately following such Disposition would not be greater than the LTV Ratio immediately prior to such Disposition), (B) the Loans shall be Cash Collateralized in an amount equal to the amount that would be required to be prepaid pursuant to clause (c)(ii)(A), (C) the Administrative Agent is granted, on behalf of the Lenders, a security interest in Routes of Continental acceptable to the Majority Lenders in their sole discretion other than the Trans-Pacific Routes, and any related Slots, Gate Leaseholds and Supporting Route Facilities, on terms substantially the same as provided in the Continental SGR Pledge Agreement, or (D) the Administrative Agent is granted, on behalf of the Lenders, a security interest in other property of a Credit Party acceptable to the Majority Lenders in their sole discretion on such terms as the Majority Lenders shall have approved.

        If a Credit Party, after consent of the Majority Lenders in their sole discretion, takes a Remedial Action referred to in clauses (ii) or (iii) of the definition of such term, simultaneously with taking such Remedial Action, such Credit Party shall deliver to the Administrative Agent an Appraisal Report setting forth the Appraiser's opinion of the Current Market Value of the property to be added as Collateral pursuant to such Remedial Action, which Appraisal Report shall be used to determine the Borrowing Base after giving effect to such Remedial Action.

      Unrestricted Cash Balance.

      Upon the Administrative Agent's written request to Continental (which shall include requests via email), within one Business Day thereafter, Continental shall give the Administrative Agent a statement or other document (which may be via e-mail) setting forth the Consolidated Unrestricted Cash Balance as of the Close of Business on the Business Day preceding Continental's response; provided that such information shall be provided solely to the Administrative Agent's Global Asset Based Finance group (except to the extent legally required to be delivered to other persons within ML or its Affiliates), which shall keep such information strictly confidential and solely within such group or other Persons.

      Gate Utilization.

      Each Borrower shall make all payments and otherwise perform all material obligations in respect of each of its Gate Leaseholds to the extent necessary to keep such Gate Leaseholds in full force and effect, except as otherwise provided in the Collateral Documents.

      Slot Utilization.

      Except as otherwise provided in the Collateral Documents, Continental shall utilize the Narita Slots and CMI shall utilize the CMI Material Slots in a manner consistent in all material respects with applicable regulations and contracts in order to preserve the right to hold and operate the Narita Slots and the CMI Material Slots, taking into account any waivers or other relief granted by the applicable Foreign Aviation Authorities.

      Route Utilization.

        Continental shall utilize the Trans-Pacific Routes and CMI shall utilize the CMI Material Routes in a manner consistent in all material respects with Title 49 of the U.S. Code, rules and regulations promulgated thereunder, and applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any applicable Foreign Aviation Authority, including, without limitation, any operating authorizations, certificates, bilateral authorizations and bilateral agreements with any applicable Foreign Aviation Authority and contracts with respect to such Routes, in order to preserve the rights to hold and operate such Routes and utilize the Supporting Route Facilities for such Routes.

        Continental, in the case of the Trans-Pacific Routes, and AMI and CMI, in the case of the CMI Material Routes, shall cause to be done all things reasonably necessary to preserve and keep in full force and effect their material rights in and to use such Routes, except as otherwise provided in the Collateral Documents; provided, however, that the foregoing shall not prohibit any transactions permitted under Section 6.02 or Section 6.03. Without in any way limiting the foregoing, the Credit Parties shall promptly take (i) all such steps as may be reasonably necessary, including the payment of any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings, to obtain renewal of each such Route authority from the DOT and any applicable Foreign Aviation Authorities, within a reasonable time prior to the expiration of such authority (as prescribed by law or regulation, if any), and notify the Administrative Agent of any non-renewal thereof and (ii) all such other steps as may be necessary to maintain, renew and obtain Supporting Route Facilities as needed for its continued and future operations over such Routes, in each case except as otherwise provided in the Collateral Documents. It is understood and agreed that a Credit Party may cease using its rights in and/or use of any Supporting Route Facilities in connection with any such Routes if such Credit Party determines in good faith that the preservation of its rights in and/or use of such Supporting Route Facilities is no longer advantageous to it in connection with the conduct of its operations utilizing such Route.

      Routes and Slot Reporting.

      Each Credit Party shall provide the Administrative Agent and at the same time each Lender written notice, with respect to Continental, in the case of the Trans-Pacific Routes, and AMI and CMI, in the case of the CMI Material Routes:

        within 45 days after the end of each calendar quarter, notice of any acquisition of any such Route or related Slot; and

        subject to any governmental requirement of confidentiality, (i) concurrently with the delivery of annual financial statements pursuant to Section 5.01(a), copies of (1) each certificate or order issued, during the latest year covered by such financial statements, by the DOT and the applicable Foreign Aviation Authorities with respect to such Routes and (2) all material filings made, during the latest year covered by such financial statements, by a Credit Party with any Governmental Authority or any Foreign Aviation Authorities related to preserving and maintaining such Routes and (ii) promptly, and in any event, not more than ten Business Days after receipt, any notice received from any Person notifying such Credit Party of an event which would reasonably be expected to have a materially adverse effect upon such Route, or the failure to preserve such Route.

      Reserved.

      Aircrafts and Related Materials.

      Continental shall at all times (a) deliver to CMI (or otherwise ensure CMI has) any assets (including, but not limited to, any aircraft or related equipment and supplies) necessary for CMI to continue its operations as a commercial airline, (b) provide services and personnel to CMI necessary to maintain and operate such assets, and (c) otherwise cause CMI (i) to continue and maintain its operations (subject to a force majeure) in a manner consistent with the disclosures and projections made in the documents referred to in Section 4.04 (subject to a force majeure) and (ii) perform its obligations under this Agreement or any other material agreement to which it is a party necessary to continue its operations as a commercial airline, it being understood that Continental shall be entitled to payment from CMI for assets, services and personnel provided pursuant to this Section 5.18, subject to the requirements of Section 6.03.

      Citizenship.

      Each of Continental and CMI shall (a) continue at all times to be an "air carrier" within the meaning of Section 40102(a)(2) of Title 49 and hold a certificate under Section 41102(a)(1) of Title 49; (b) at all times hereunder be a Citizen of the United States; and (c) possess and maintain all Route Permits and Operating Permits applicable to it, except where the failure to have any such Operating Permit, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the ability of a Credit Party to operate flights under a Specified Route.

      Embargoed Person.

  Each Credit Party shall ensure that none of the funds or properties of any Borrower that are used to repay the Loans will constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the Loans made or held by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders.

  NEGATIVE COVENANTS

  From the advance of the Loans to the Borrowers until the Termination Date, the following covenants shall be effective:

      Liens.

      No Credit Party shall directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any part of or all of the Collateral or any property owned by CMI, title thereto or any interest therein except as set forth below (such exceptions referred to collectively as "Permitted Encumbrances"):

        Liens of the Security Documents and Liens expressly permitted by the Operative Documents;

        Liens for taxes, assessments or other governmental charges or levies either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Collateral or any interest therein;

        materialmen's, mechanic's, workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Continental's, CMI's or AMI's business securing obligations, the payment of which either is not yet overdue by 60 days or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Collateral, or any interest therein or impair in any respect the validity of the Lien of the Security Documents;

        judgment or attachment Liens (other than Liens for taxes) against Continental, CMI or AMI with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and there shall have been secured a stay of execution pending such appeal or proceeding for review;

        with respect to the AMI Collateral and the CMI Collateral only,

          in respect of the equipment furnished by CMI and installed on any aircraft, Liens in favor of vendors thereof arising out of the purchase of such equipment and payment terms therefor and renewal, extension or replacements thereof;

          pledges or deposits securing obligations under workers' compensation, unemployment insurance, social security or public liability laws or similar legislation;

          (A) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of Indebtedness), letters of credit, performance bonds or leases to which CMI, AMI or any of their respective subsidiaries is a party as lessee, or other similar obligations, in each instance, made or incurred in the ordinary course of business, including, without limitation, pledges or deposits of cash and cash equivalents securing obligations under credit card agreements, and (B) pledges or deposits, or other Liens on order positions relating to the acquisition of aviation or aviation related equipment, securing any financing of order positions or pre delivery obligations relating to the acquisition of such equipment by AMI, CMI or any of their respective subsidiaries;

          deposits securing public or statutory obligations of CMI, AMI or any of their respective Subsidiaries or which are required to qualify any such Person to conduct business in any jurisdiction or obtain the benefits of any law;

          deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which CMI, AMI or any of their respective Subsidiaries is a party;

          zoning restrictions, easements, licenses or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto or encumbrances thereon, so long as the same do not result in a Material Adverse Effect or in a material adverse change in the business, operation, properties, assets or condition (financial or otherwise) of CMI and its Subsidiaries taken as a whole;

          Liens created or granted by AMI, CMI or any of their respective subsidiaries in connection with the acquisition (by purchase (including, without limitation, by Capital Lease Obligations), construction or otherwise) of assets, or the financing thereof (so long as such financing occurs not later than (A) eighteen months after such acquisition in the case of aircraft or aircraft engines and (B) 120 days after such acquisition in the case of any other assets), to the extent such Liens do not (1) encumber any assets of CMI, AMI or any of their respective Subsidiaries other than (aa) the acquired assets and/or any improvements thereon and/or (bb) the interest of AMI, CMI or any of their respective subsidiaries in contracts and/or books and records directly relating to such acquired assets and/or any improvements thereon or (2) secure any Indebtedness other than that incurred solely in connection with the acquisition of such acquired assets or such financing;

          Liens created or granted by AMI or CMI or any of their respective Subsidiaries in connection with improvements or modifications to airframes or aircraft engines owned by AMI or CMI or any of their respective Subsidiaries and already subject to a Permitted First Lien or leased to AMI or CMI or any of their respective Subsidiaries, or the financing or refinancing thereof (so long as such financing or refinancing occurs not later than 120 days after the completion of such improvements or modifications), to the extent such Liens do not (A) encumber any assets of AMI or CMI or any of their respective Subsidiaries other than (1) the airframes or aircraft engines being improved or modified (including such improvements and modifications) and/or (2) the interest of AMI or CMI or any of their respective Subsidiaries in contracts, and/or books and records, directly relating to the airframes or aircraft engines being improved or modified (or such improvements or modifications) or (B) secure any Indebtedness other than that incurred solely in connection with such improvements or modifications or such financing or refinancing and other than Indebtedness secured by such Permitted First Liens;

          Liens existing on assets at the time of acquisition thereof by AMI, CMI or any of their respective Subsidiaries and Liens resulting or arising as a result of the assumption by CMI, AMI or any of their respective Subsidiaries of Indebtedness in connection with the acquisition of any assets as long as any such Lien does not encumber any assets other than the acquired assets and any improvements thereon and the amount of assumed Indebtedness does not exceed the fair market value of the acquired assets;

          Liens arising under leases and subleases (including, without limitation, the Lien of the owner of, or mortgagee of the ownership interest in, the assets subject to any such lease or sublease on such property and any improvements and fixtures thereof);

          landlord's Liens arising by operation of law;

          Liens on any proceeds of any assets subject to a Permitted Encumbrance described in this clause (e);

          any Lien on any receivable created as a result of a charge card transaction, other than on CMI's or AMI's right to payment from the other party to the related credit card agreement; and

          any renewal, extension or replacement of any of the foregoing (in connection with any renewal, extension or refinancing of Indebtedness or otherwise); provided that the amount of Indebtedness secured by any such replacement Lien is permitted to be incurred hereunder and is not increased, and such renewal, extension or replacement Lien does not spread to cover any additional asset (except as contemplated by clauses (vii), (viii) and (ix) hereof); and

          the installation of any addition to any property constituting collateral (however defined) under any of the Collateral Documents.

      Fundamental Changes.

      No Credit Party shall consolidate with or merge into any other Person, or sell, lease, exchange, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property, assets or revenues, whether now owned or hereafter acquired, or liquidate or dissolve (a "Fundamental Transaction"), unless (1) such Credit Party is the surviving entity in such merger or (2) in any other case (A) the entity formed by such consolidation or merger or the Person that so acquires such assets by purchase, lease, exchange or transfer (the "Successor") is a corporation duly organized and validly existing under the laws of the United States of America or a political subdivision thereof, and shall have executed and delivered to the Administrative Agent and each Lender an agreement in form reasonably satisfactory to such Person containing an assumption by such successor of the obligations of such Credit Party under the Operative Documents to which it is a party, (B) immediately after giving effect to such Fundamental Transaction, no Event of Default, Payment Default or Bankruptcy Default shall have occurred and be continuing, and (C) such Credit Party shall deliver to the Administrative Agent and each of the Lenders (i) a compliance certificate from an officer of such Credit Party reflecting compliance with Section 6.05, stating that such Fundamental Transaction and the assumption agreement mentioned in clause (2)(A) above comply with this Section 6.02 and that all conditions precedent provided for herein relating to such Fundamental Transaction have been complied with or satisfied and (ii) an opinion of counsel (subject to customary assumptions and limitations) that the assumption agreement mentioned in clause (2)(A) is a valid, binding and enforceable agreement of the Successor.

      Transactions with Affiliates.

      (a) No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (any of the foregoing, an "Affiliate Transaction"), except (i) upon terms and conditions not less favorable to such Credit Party or Subsidiary than could be obtained in a comparable arm's length transaction from unrelated third parties entered into in good faith at the time that such Affiliate Transaction is entered into; provided, that nothing contained herein shall prohibit an Affiliate Transaction between Continental (or any of its Subsidiaries other than AMI, CMI or any of their respective Subsidiaries), on the one hand, and CMI or AMI or any of their respective Subsidiaries, on the other hand, that is more favorable to CMI or AMI or any of their respective Subsidiaries, as the case may be, than could be obtained in an arm's length transaction with unrelated third parties, (ii) transactions pursuant to the Tax Sharing Agreement (upon its execution and delivery by the parties thereto), (iii) transactions provided for in agreements in existence on June 1, 2005 between a Credit Party and any of its Affiliates and, in the case of agreements to which CMI or AMI is a party, listed on Schedule 5, (iv) reasonable and customary compensation and fees (including securities of Continental) to directors of Continental or any of its Subsidiaries who are not employees of Continental or any Subsidiary or the payment of amounts or the making of awards or grants of cash, securities or otherwise pursuant to employee benefit plans or employment agreements in the ordinary course of business, (v) indemnities of officers, directors and employees of a Credit Party or any of its Subsidiaries permitted by applicable law and (vi) dividends on capital stock of Continental.

      (b) Notwithstanding the foregoing:

      (i) in no event shall Continental enter into a transaction with a third party on terms favorable to Continental (the "first transaction") in consideration for entering into another agreement with such third party or an Affiliate of such third party on terms that are less favorable than those obtainable in an arms-length transaction (the "second transaction") where a material portion or all of the benefits and burdens of the second transaction are made available to AMI or CMI and such benefits and burdens are on terms that are less favorable that those obtainable in an arms-length transaction,

      (ii) AMI or CMI shall be permitted to pay to Continental for any taxable year in respect of income taxes an amount equal to the hypothetical federal (and, to the extent applicable, state and local) income tax liability (taking into account the deductibility of state and local income taxes for federal income tax purposes) of AMI or CMI, as applicable, for such taxable year determined as if AMI or CMI, as applicable, and its subsidiaries that are included in the Continental Consolidated Group had filed their own separate consolidated federal (and, to the extent applicable, state and local) income tax return or returns for such taxable year (or, if less, such taxable year and prior taxable years (i.e., taking into account any hypothetical net operating losses or similar allowances)),

      (iii) Subject to Section 6.03(b)(i), Continental and its Subsidiaries (other than AMI and CMI and their respective Subsidiaries) shall be permitted to charge AMI, CMI and their respective Subsidiaries (and AMI or CMI and their respective Subsidiaries, as the case may be, shall be permitted to pay) (A) their allocable share of expenses charged by unaffiliated third parties regardless of whether the amount paid to such third party differs from what may be obtained in a comparable arm's length transaction and (B) their allocable share of the internal costs of Continental and its Subsidiaries calculated in a fair manner consistent with past practice, which shall include utilization of the applicable general parameters set forth in Schedule 8 (or such other similar parameters adopted by Continental from time to time) materially consistent with past practice.

      (iv) subject to subparagraph (i) above, in the case of Intercompany Leasing Transactions, the lease payments or other consideration paid by CMI or AMI (whether in cash or otherwise) in respect of such Intercompany Leasing Transactions shall not exceed the actual lease payments paid by Continental in connection with such lease of the aircraft and related equipment and supplies from a third party.

      Accounting Changes.

      No Credit Party shall make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP, it being understood that in the event any such changes in accounting policies or reporting practices shall affect the calculation of Consolidated Unrestricted Cash Balance, Continental shall make a one-time statement of reconciliation to the calculation of Consolidated Unrestricted Cash Balances under accounting policies or reporting practices in effect on June 1, 2005. CMI will not change its cash management practices, as set forth on Schedule 6, in any manner which is materially adverse to the Lenders without the prior consent of the Administrative Agent; provided, that CMI may change the depository institution at which it has its accounts. Upon receipt of CMI's notice that the CMI Account is to be moved to a different depository institution, given at least ten (10) days prior to the date of such proposed move, the Administrative Agent and CMI shall (and CMI shall cause the relevant depository institution to) enter into a CMI Account Control Agreement with respect to such new account, whereupon the Administrative Agent shall terminate the then existing CMI Account Control Agreement; provided that the CMI Account may not be so moved until the replacement CMI Account Control Agreement has been executed and delivered by the parties thereto. No Credit Party will change its fiscal year without the prior consent of the Administrative Agent.

      Minimum Unrestricted Cash Balance.

      Continental shall maintain a Consolidated Unrestricted Cash Balance as of the Close of Business on the last Business Day of each calendar month of at least $1,000,000,000.

      Sales, Etc., of Collateral.

      No Credit Party shall effect a Disposition of Collateral, except:

        (i) for fair market value, (ii) the Disposition of assets that are worn out, damaged or destroyed beyond reasonable repair or no longer of economic value in the conduct of its business, or (iii) as permitted under the Collateral Documents; provided that such Credit Party shall comply with the applicable terms of clause (b)(iii) of Section 2.09; and provided, further, that in no event shall a Credit Party effect a Disposition of Major Collateral without the consent of the Majority Lenders and without complying with Section 5.11(c);

        in a transaction authorized by Section 6.02; or

        as otherwise consented to by the Majority Lenders.

      Payment Restrictions Affecting Subsidiaries.

      No Credit Party shall, directly or indirectly, enter into or suffer to exist, or permit any of its Material Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Material Subsidiaries (other than any Financing Vehicles) to declare or pay dividends or other distributions in respect of its equity interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or invest in, a Credit Party or any Material Subsidiary of a Credit Party (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Operative Documents, (ii) any agreement in effect at the time such Material Subsidiary becomes a Subsidiary of a Credit Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Credit Party, (iii) applicable law (including regulatory requirements), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Credit Party or a Material Subsidiary of a Credit Party, (v) customary provisions restricting assignment of any licensing agreement entered into by a Credit Party or a Material Subsidiary of a Credit Party in the ordinary course of business, (vi) customary provisions restricting the transfer of assets (A) subject to Liens or (B) pending disposition, (vii) provisions in charters, bylaws, stockholders agreements, partnership agreements, joint venture agreements, limited liability company agreements and other similar agreements and (viii) provisions in financing agreements customary for transactions of a similar nature with counterparties that are similarly situated with the applicable Material Subsidiary and constitute a similar credit.

      Indebtedness.

      Neither AMI nor CMI shall create, issue, incur, assume, or become liable in respect of any Indebtedness at any time, except:

        Indebtedness pursuant to any Operative Document;

        unsecured intercompany Indebtedness between or among (i) Continental and/or any of its Subsidiaries (other than AMI and CMI) and (ii) any Credit Party, provided, that in case such Person has previously executed and delivered the Intercompany Subordination Agreement to the Administrative Agent.

        Indebtedness outstanding on June 1, 2005 and listed on Schedule 7 and any refinancings, refundings, renewals or extensions thereof but only to the extent that such refinancing, refunding, renewal or extension does not increase the principal amount of such Indebtedness outstanding immediately prior to such refinancing, refinancings, renewal or extension;

        Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in connection with its business and any refinancing, refunding, renewal or extension thereof but only to the extent that such refinancing, refunding, renewal or extension does not increase the principal amount of such Indebtedness outstanding immediately prior to such refinancing, refunding, renewal or extension provided, that (x) such Indebtedness is incurred pursuant to documentation containing provisions which are customary for financing arrangements of this nature, and (y) the financing arrangements (and any related transactions consummated in connection therewith) have been obtained in an arm's-length transaction;

        Indebtedness incurred in connection with (i) the acquisition of aircraft (including Indebtedness secured by aircraft purchase agreements) or aircraft engines so long as such Indebtedness is incurred not later than 18 months after the acquisition thereof and (ii) the acquisition of other assets so long as such Indebtedness is incurred not later than 120 days after the acquisition thereof and any refinancing, refunding, renewal or extension thereof but only to the extent that such refinancing, refunding, renewal or extension does not increase the principal amount of such Indebtedness outstanding immediately prior to such refinancing, refunding, renewal or extension; provided, that (x) such Indebtedness is incurred pursuant to documentation containing provisions which are customary for financing arrangements of this nature, and (y) the financing arrangements (and any related transactions (including any related acquisition of aircraft and aircraft engines) consummated in connection therewith) have been obtained in an arm's-length transaction;

        Indebtedness in respect of margin requirements under fuel hedging and foreign exchange hedging contracts, provided that the Liens securing such Indebtedness shall be limited to such fuel hedging and foreign exchange hedging contracts;

        Indebtedness in respect of bid, performance or surety bonds issued in the ordinary course of business; and

        the Guarantee of any Indebtedness permitted to be incurred under this Section 6.08.

      Lines of Business.

        No Borrower will make any material change in its line of business as a commercial passenger airline.

      Anti-Terrorism Law; Anti-Money Laundering.

      No Credit Party shall:

      (a) directly or indirectly, (i) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Prescribed Law, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Prescribed Law (and each Credit Parties shall deliver to the Administrative Agent evidence requested from time to time by the Administrative Agent or the Lenders in their reasonable discretion confirming such Credit Party's compliance with this Section); and

      (b) knowingly cause or permit any of the funds of the Credit Parties that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of Prescribed Law.

      Investments.

      Neither AMI nor CMI shall make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

        non-cash consideration received in connection with sales and dispositions of assets;

        Investments in cash, cash equivalents and short term investments;

        Investments constituting Indebtedness pursuant to clause (b) of Section 6.08;

        the extension of credit to customers in the ordinary course of business; and

        other Investments in an aggregate principal amount not exceeding $250,000,000; provided, that after giving effect to any such Investment, no Event of Default shall have occurred and be continuing.

      Governing Documents.

      (a) Neither AMI nor CMI shall amend, restate, amend and restate or modify any of its Organic Documents in a manner that is materially adverse to the interests of the Administrative Agent or any other Lender, or (b) upon its execution and delivery by the Credit Parties, neither AMI nor CMI shall amend, restate, amend and restate or modify the Tax Sharing Agreement in a manner which is materially adverse to the interests of the Administrative Agent or any other Lender.

      Restricted Payments, etc.

      Neither CMI nor AMI shall declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by (i) CMI to AMI or (ii) AMI to Continental; provided, that such Restricted Payments shall only be permitted in the event AMI or CMI, as the case may be, is prohibited under applicable law from either (x) incurring the Restricted Payment Amount as Indebtedness pursuant to clause (b) of Section 6.08, or (y) making the Restricted Payment Amount as an Investment pursuant to clause (c) of Section 6.11 and (b) subject to the second paragraph of Section 6.03, Restricted Payments made to any Credit Party to the extent necessary to enable such Credit Party to pay Taxes; provided, that in the case of clauses (a) and (b) hereof, no Payment Default or other Event of Default shall be continuing.

      Sale and Leaseback.

      Neither CMI nor AMI shall, directly or indirectly enter into any agreement or arrangement with any other Person providing for the sale or transfer by it of any property (now owned or hereafter acquired) to another Person and the subsequent lease or rental of such property or other similar property from such Person by AMI or CMI, provided, that the foregoing shall not prohibit any financing transactions which are in the form of a sale and leaseback transaction.

      Stock of Subsidiaries.

  Neither CMI nor AMI shall (a) issue any Capital Stock (whether for value or otherwise) to any Person other than another Credit Party or (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of such Credit Party or any option, warrant or other right to acquire any such shares of Capital Stock.

  EVENTS OF DEFAULT

      Events of Default.

      Each of the following events shall constitute an "Event of Default", whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

        Continental shall fail to pay any principal amount of any Tranche A-1 Term Loan or CMI shall fail to pay any principal amount of any Tranche A-2 Term Loan, in each case for a period of one Business Day from the date such principal amount shall become due and payable; or

        Continental shall fail to pay interest on any Tranche A-1 Term Loan or CMI shall fail to pay interest on any Tranche A-2 Term Loan, in each case for a period of five Business Days after the same shall become due and payable; or

        Any Credit Party shall fail to pay any other amount payable by it hereunder or under any other Operative Document for a period of five Business Days after receipt by each Credit Party of written notice that such payment is overdue given to the Credit Parties by the Administrative Agent or any Lender (through the Administrative Agent); or

        Any representation, warranty or certification made by a Credit Party herein or in any other Operative Document, or in any other document or certificate furnished by a Credit Party (or any of their officers) pursuant to this Agreement or any other Operative Document, shall prove to have been incorrect in any material respect when made and such materiality is continuing; or

        Any Credit Party shall fail to perform or observe (i) any term, covenant or agreement set forth in 5.03(a), 5.05(b), 5.09, 5.11(b), 5.14, 5.16(b) or Article VI (other than Sections 6.03, 6.04 (as it relates to reporting practices) and 6.10); (ii) any term, covenant or agreement set forth in Sections 5.01, 5.02, 5.03(b) and 6.03, and such failure to perform or observe shall continue for a period of ten days; and (iii) any other term, covenant or agreement contained in this Agreement or any other Operative Document, on its part to be performed or observed, and such failure shall remain unremedied for a period of thirty days, in each case after notice thereof to the Credit Parties delivered pursuant to Section 9.02; or

        If an order for relief shall be entered in respect of any Credit Party by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws as now or hereafter in effect; or if any Credit Party shall consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of substantially all of its property; or if any Credit Party is not paying, or shall admit in writing its inability to pay, its debts generally as they come due or shall make a general assignment for the benefit of creditors; or if any Credit Party shall file, or the Board of Directors of any Credit Party shall direct the filing of, a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against such Credit Party in any such proceeding; or if any Credit Party shall file, or the Board of Directors of any Credit Party shall direct such Credit Party to seek relief by voluntary petition, answer or consent, under the provisions of any other or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations or providing for a financial accommodation, composition, extension or adjustment with its creditors generally; or

        If an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of a Credit Party, a custodian, receiver, trustee, or liquidator of such Credit Party or of substantially all of its property, or sequestering substantially all of the property of such Credit Party, or granting any other similar relief in respect of such Credit Party under the Federal bankruptcy laws or other insolvency laws, and any such order, judgment or decree or appointment or sequestration shall remain in force unstayed, undismissed or unvacated for a period of thirty (30) days after the date of its entry; or

        If a petition against a Credit Party in a proceeding under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within thirty (30) days, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to a Credit Party, any court of competent jurisdiction shall assume custody or control of such Credit Party or of substantially all of its property and such custody or control shall remain in force unrelinquished or unterminated for a period of thirty (30) days; or

        Any Lien created by any of the Collateral Documents shall cease to be (A) enforceable and (B) in respect of such Liens with respect to Collateral located in the United States (other than deposit accounts not covered by the CMI Account Control Agreement, money and letter of credit rights), as to which perfection may be obtained by filing, control or possession under the UCC, of the same priority purported to be created by such Collateral Documents, subject to any exceptions to such priority permitted pursuant to this Agreement and the Collateral Documents;

        (i) any Credit Party shall default in making any payment of any Indebtedness (excluding the Loans) beyond the period of grace and after required notice, if any, provided in the instrument or agreement under which such Indebtedness was created or default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding the Loans), or any other event shall occur or condition shall exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity, so long as the aggregate or individual amount of such Indebtedness and of the claims then due pursuant to clause (ii) of this Section exceeds $75,000,000; or (ii) any Credit Party shall default in the observance or performance of any agreement or condition relating to any lease of aircraft to such Credit Party, as lessee, if the effect of such default is to give the lessor pursuant to such lease a claim against any Credit Party (after deducting from such claim the value of the property subject to such lease), so long as the aggregate or individual amount of such claims then due and of all Indebtedness described in clause (i) of this Section exceeds $75,000,000; or

        Any judgment or judgments for the payment of money shall be entered against any Credit Party in an amount for all such Persons equal to or exceeding $25,000,000, individually or in the aggregate, which have not been bonded, discharged, stayed or satisfied for a period of sixty (60) days or more; or

        Any Operative Document after execution and delivery thereof by a Credit Party pursuant to Section 3.01 shall for any reason (other than termination in accordance with the terms thereof) cease to be valid and binding on or enforceable in any material respect against any Credit Party to it, or any such Credit Party shall so assert in writing; or

        (i) The loss by a Credit Party of (A) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], or (B) any other Specified Route and such loss shall continue for a period of sixty (60) days, (ii) the loss by a Credit Party of any licenses, permits, authorizations, certificates of compliances, certificates of public convenience and necessity and other certificates, including, without limitation, air carrier operating certificates and operations specifications issued by the FAA pursuant to Part 121 of the Regulations of the FAA, which are required by the DOT, the FAA, or any corresponding Foreign Aviation Authority for such Credit Party to operate (A) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] or (B) any other Specified Route and such loss shall continue for a period of sixty (60) days, or (iii)(A) any Governmental Authority shall order or direct a Credit Party to suspend any significant portion of its service on (1) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] or (2) any other Specified Route and such suspension shall continue for a period of sixty (60) days, or (B) a Credit Party shall voluntarily suspend its service on any of its Specified Routes (other than due to weather related occurrences or a force majeure) and such suspension shall continue for a period of sixty (60) days; unless, in the case of any default described in clause (i)(B), clause (ii)(B), clause (iii)(A)(2) or clause (iii)(B), prior to the expiration of the relevant 60-day period (x) Continental and CMI shall have prepaid the Loans pursuant to clause (a) of Section 2.09 (without premium or penalty) in an amount equal to 48% of the Current Market Value of the affected Specified Routes as determined in an Appraisal Report obtained pursuant to Section 5.11(b) and delivered to the Lenders, (y) Continental and CMI shall have Cash Collateralized the Loans in an amount not less than 48% of the Current Market Value of the affected Specified Route, or (z) Continental or CMI, or both, shall have pledged additional Collateral acceptable to the Majority Lenders in their sole discretion on such terms as the Majority Lenders shall have approved having a Current Market Value determined by an Appraisal Report obtained pursuant to Section 5.11(b) of not less than the Current Market Value of such affected Specified Routes;

  then, if an Event of Default referred to in clauses (f), (g) or (h) of this Section 7.01 shall have occurred and be continuing with respect to AMI or CMI, then and in every such case, the unpaid principal of all Loans then outstanding, together with interest accrued but unpaid thereon, all Break Funding Costs, if any, and all other amounts owing by any Credit Party to the Administrative Agent or any Lender hereunder or under any other Operative Document, shall immediately and without further act become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, if an Event of Default referred to in clauses (f), (g) or (h) of this Section 7.01 shall have occurred and be continuing with respect to Continental, then and in every such case, the unpaid principal of all Tranche A-1 Term Loans then outstanding, together with interest accrued but unpaid thereon, all Break Funding Costs, if any, and all other amounts owing by Continental to the Administrative Agent or any Lender hereunder or under any other Operative Document, shall immediately and without further act become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and if any other Event of Default shall have occurred and be continuing, then the Administrative Agent may, and upon request of the Majority Lenders, shall, by notice to the Credit Parties, declare the unpaid principal of all Loans then outstanding, together with interest accrued but unpaid thereon, all Break Funding Costs, if any, and all other amounts owing by any Credit Party to the Administrative Agent or any Lender hereunder or under any other Operative Document, to be forthwith due and payable, whereupon the Loans, all such interest, Break Funding Costs and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Credit Parties. In addition to any other remedies available to the Administrative Agent and the Lenders under the Operative Documents or at law or otherwise, if an Event of Default shall have occurred and so long as the same shall be continuing unremedied, then and in every such case, the Administrative Agent and the Lenders may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in the Collateral Documents, in each case in accordance with terms thereof. The full performance by any Credit Party of any obligation of any other Credit Party shall be deemed to cure the Default or Event of Default attributable to such other Credit Party's failure to perform such obligation.

  THE ADMINISTRATIVE AGENT

      Appointment, Powers and Immunities.

        Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the other Operative Documents, together with such actions and powers as are reasonably incidental thereto.

        The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Operative Documents. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by any other Operative Document that the Administrative Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.01), and (c) except as expressly set forth herein or in the other Operative Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.01) or in the absence of its own gross negligence or willful misconduct.

        The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      Reliance by Administrative Agent.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      Defaults.

      The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Credit Party, any Subsidiary of any Credit Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Operative Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Operative Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein or in any other Operative Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      Rights as a Lender.

      The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

      Indemnification.

      Each Lender severally agrees to indemnify the Administrative Agent (to the extent not reimbursed under Section 9.05, but without limiting the obligations of the Credit Parties under said Section 9.05), to the extent of such Lender's ratable portion of such indemnity payment (such ratable portion to be a portion thereof equal to such Lender's percentage of the total Loans represented by such Lender's Loans unless such Lender's Loans have terminated or expired, in which case such percentage shall be determined based upon such Lender's Loans most recently in effect, giving effect to any assignments (such percentage shall be determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Operative Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Credit Parties are obligated to pay under Section 9.05, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, provided, further, that to the extent indemnification payments made by the Lenders pursuant to this Section 8.05 are subsequently recovered from or for the account of the Credit Parties, the Administrative Agent shall promptly refund such previously paid indemnification payments to the Lenders.

      Non Reliance on Administrative Agent and Other Lenders.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any Affiliate of a Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      Failure to Act.

      Except for action expressly required of the Administrative Agent hereunder and under the other Operative Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 8.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Documents in accordance with a request of the requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

      Resignation or Removal of Administrative Agent.

      Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Credit Parties. Upon any such resignation, the Majority Lenders shall have the right, with the consent of Credit Parties (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which successor shall be a Lender; provided, however, that if such successor was not a Lender on the date first written above, the Credit Parties must give their prior written consent to such appointment (which consent shall not be unreasonably withheld). If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with a minimum net worth of $500,000,000 and an office in New York, New York, through which office it shall serve as Administrative Agent or an Affiliate of any such bank with an office in New York, New York, through which office it shall serve as Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Continental to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Continental and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

      Maintaining the Cash Collateral.

        If any Cash Collateral is deposited with the Administrative Agent under any Collateral Document, the Administrative Agent shall maintain such Cash Collateral only with an Eligible Institution in an Eligible Account. Upon request of Continental, the Administrative Agent shall advise Continental of the face amount of all Cash Collateral held by the Administrative Agent, and Continental may conclusively rely on such advise in determining the Borrowing Base.

        From time to time the Administrative Agent will (i) invest, or direct the applicable Eligible Institution to invest, amounts received with respect to the applicable Cash Collateral in such Permitted Investments as Continental (or, if any Event of Default has occurred and is continuing, the Majority Lenders) may select and (ii) invest or direct the applicable Eligible Institution to invest, interest paid on the Permitted Investments referred to in clause (i) above, and reinvest other proceeds of any such Permitted Investments that may mature or be sold, in each case in such Permitted Investments credited in the same manner. The Administrative Agent shall promptly remit to the Credit Party that deposits any Cash Collateral upon its request any income or gain (including interest received) realized as the result of any such investment of such Cash Collateral (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall hold any such income or gain as security for the obligations of the applicable Credit Party under the applicable Collateral Document and apply it against obligations secured thereby as the Administrative Agent shall determine, and at such time as there shall not be continuing any Event of Default, such amount, to the extent not previously so applied against such Credit Party's obligations, shall be paid to such Credit Party. Each Credit Party will promptly pay to the Administrative Agent, on demand, the amount of any loss as the result of any such investment of Cash Collateral deposited by it (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

        If at any time the Administrative Agent holds or controls Cash Collateral under any Collateral Documents and a Borrower has given notice of prepayment of the Loans pursuant to Section 2.09, upon written request by such Borrower to the Administrative Agent prior to the applicable prepayment date, the Administrative Agent shall apply or cause to be applied such Cash Collateral to the prepayment of the Loans up to the amount due with respect to such prepayment (or such lesser amount as such Borrower may specify in such notice).

        If the Borrowing Base, as most recently determined pursuant to this Agreement, exceeds the outstanding principal amount of the Loans and the Administrative Agent then holds or controls Cash Collateral under any Collateral Document, upon request by the Credit Party that deposited such Cash Collateral to the Administrative Agent, the Administrative Agent shall pay or cause to be paid to such Credit Party the amount of such Cash Collateral requested by such Credit Party so long as, after giving effect to such payment, the Borrowing Base will not be less than the outstanding principal amount of the Loans.

  MISCELLANEOUS

      Amendments, Waivers, Etc.

      Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Majority Lenders or by the Credit Parties and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby, (ii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (iii) change Sections 2.07 or 2.08 in a manner that would alter the pro rata sharing of payments required thereby, or the priority of payments set forth in such Sections, without the written consent of each Lender, (iv) waive any condition precedent to the Loans without the consent of each Lender, subject to Section 3.02, or (v) change any of the provisions of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Except as otherwise provided above in this Section 9.01 with respect to this Agreement, the Administrative Agent may, with the prior written consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Operative Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral security or otherwise terminate any Lien under any Security Documents providing for collateral security, agree to additional obligations being secured by such collateral security or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents.

      Notices, Etc.

      Except in the case of notices and other communications expressly permitted to be given by telephone or email, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

        if to Continental, to it at Continental Airlines, Inc., 1600 Smith Street, Houston, Texas 77002, Attention of Treasurer (Telecopier No.: 713 324 2447, Telephone No.: 713-324-2544), email address (only when specifically permitted by this Agreement) corporate.finance@coair.com;

        if to CMI or AMI, to it at 1600 Smith Street, Houston, Texas 77002, Attention of Treasurer (Telecopier No.: 713 324 2447, Telephone No.: 713-324-2544), email address (only when specifically permitted by this Agreement) corporate.finance@coair.com, with a copy to Continental at the address in the preceding clause (a).

        if to the Administrative Agent, to it at Merrill Lynch Mortgage Capital Inc., 4 World Financial Center, 10th Floor, New York, New York 10080; Attention: Josh Green, Telecopier No (212) 449-6673; Telephone No. (212) 449-7330 and via email at gabfoperations@exchange.ml.com.

        if to any other Lender, to it at its address (or telecopy number or, when specifically permitted by this Agreement, email address) set forth in the Register.

      Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. For purposes of providing notice and deliveries hereunder, the Credit Parties may rely conclusively on the name and address of each Lender as set forth in the most recent list of Lenders' names and addresses provided to the Credit Parties hereunder by the Administrative Agent pursuant to Section 9.03(c).

      Assignments and Participations; Register.

        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Credit Parties may not assign or otherwise transfer any of their rights or obligations hereunder or under any of the other Operative Documents without the prior written consent of each Lender (and any attempted assignment or transfer by a Credit Party without such consent shall be null and void) except as permitted by Section 6.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        Any Lender may and, if requested by a Credit Party pursuant to Section 2.17(b), upon at least five Business Days notice to such Lender and the Administrative Agent, shall assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that (i) except for assignments to an Affiliate of a Lender, the Administrative Agent and each Borrower must each give its prior written consents to such assignment (which consents shall not be unreasonably delayed or withheld), (ii) the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and increments of $1,000,000 in excess thereof, unless each of the Credit Parties and the Administrative Agent otherwise consent, (iii) each assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement (it being understood that Tranche A-1 Term Loans and Tranche A-2 Loans held by a Lender may not be transferred separately or in disproportionate amounts), (iv) the parties to each assignment shall execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Credit Parties otherwise required under this paragraph shall not be required if an Event of Default under clauses (f), (g) or (h) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to clause (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.15, 2.16 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e) of this Section.

        The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Failure to make any such recordation, or any error in such recordation shall not affect a Credit Party's obligations in respect of such rights. If the Lender sells a participation in its rights hereunder, it shall provide each Credit Party, or maintain as agent of the Credit Parties, the information described in this paragraph and permit each Credit Party to review such information as reasonably needed for such Credit Party to comply with its obligations under this Agreement or under any applicable law. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this Section 9.03 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this Section 9.03(c). The entries in the Register shall be conclusive, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Credit Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall notify the Credit Parties reasonably promptly after receiving actual notice of the same if (i) any Person becomes a Lender and (ii) any Lender alters or modifies its name, or address, in each case by delivering to the Credit Parties a written update of the names and addresses of all Lenders.

        Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

        Any Lender may, without the consent of any Credit Party or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.01 that affects such Participant. Subject to clause (f) of this Section, the Credit Parties agree that each Participant shall be entitled to the benefits of Sections 2.12, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

        A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.15 and 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant and shall be subject to the terms of Section 2.17(a). The Lender selling the participation to such Participant shall be subject to the terms of Section 2.17(b) if such Participant requests compensation or additional amounts pursuant to Section 2.12 or 2.16.

        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        If the Borrowers wish to replace Loans under any Facility with ones having different terms, they shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days' advance notice to the Lenders, instead of prepaying the Loans, to (i) require the other Lenders to assign such Loans to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.01. Pursuant to any such assignment, all Loans to be replaced shall be purchased at par (allocated among the other Lenders in the same manner as would be required if such Loans were being optionally prepaid), accompanied by payment of any accrued interest, premiums (including any premiums payable pursuant to Section 2.09, it being understood that any assignment pursuant to this Section 9.03(h) shall be deemed an optional prepayment under Section 2.09 for purposes of the payment of such premiums) and fees thereon and any amounts owing pursuant to Section 9.05. By receiving such purchase price, the Lenders shall automatically be deemed to have assigned their Loans pursuant to the terms of the Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

      No Waiver; Remedies.

      No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or any other Operative Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and in the other Operative Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.01 hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

      Expenses; Indemnity; Damage Waiver.

        Continental shall pay, upon receipt of statements of account containing reasonable detail, (i) the Administrative Agent within 10 days of written request therefor, for all reasonable fees, charges and disbursements of its counsel incurred in connection with the negotiation, execution and delivery of this Agreement or any related documentation (including the Amendment Arranger Fee Letter) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out of pocket expenses incurred during the continuance of an Event of Default by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights under this Agreement or any of the other Operative Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred (x) during any workout, restructuring or negotiations in respect of such Loans, and (y) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral.

        Continental shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from and against any and all losses, claims, damages, liabilities and related expenses incurred or suffered by any Indemnitee, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (but excluding Taxes, which will be governed by Section 2.16), in any way arising out of, related to or as a result of (i) any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), relating to the execution or delivery of this Agreement or any of the other Operative Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the existence or consummation of the Transactions or any other transactions contemplated hereby, or (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to the Credit Parties; provided that Continental will not be responsible for any losses, claims, damages, expenses or liabilities of any Indemnitee to the extent they are judicially determined to have resulted from the willful misconduct or gross negligence of any Indemnitee, and the Administrative Agent shall cause each Indemnitee to repay Continental the amount of any expenses previously reimbursed by Continental in connection with any such loss, claims, damages, expenses or liability.

        In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against any Credit Party under the provisions of any Operative Document, such Indemnitee shall promptly notify such Credit Party in writing and such Credit Party shall, if requested by such Indemnitee or if such Credit Party desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing and (ii) such action or proceeding does not involve any risk of criminal liability or material civil money penalties being imposed on such Indemnitee. A Credit Party shall not enter into any settlement of any such action or proceeding that admits any Indemnitee's misconduct or negligence. The failure to so notify a Credit Party shall not affect any obligations such Credit Party may have to such Indemnitee under the Operative Documents or otherwise other than to the extent that such Credit Party is adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) a Credit Party has agreed to pay such fees and expenses, (ii) a Credit Party has failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees or (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Credit Parties and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Credit Parties, in which case, if the Indemnitees notify the Credit Parties in writing that they elect to employ separate counsel at the expense of the Credit Parties, the Credit Parties shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Credit Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel. The Credit Parties shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Credit Parties (which shall not be unreasonably withheld).

        To the extent that the Credit Parties fail to pay any amount required to be paid by it to the Administrative Agent under clauses (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's percentage of the total Loans represented by such Lender's Loans, giving effect to any assignments (such percentage shall be determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

        To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, punitive or exemplary damages (as opposed to direct or actual damages) arising out of or in any way related to this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

        All amounts due under this Section shall be payable promptly after written demand therefor accompanied by invoices containing reasonable detail.

      Guarantee Provisions; Joint and Several Liability.

      Each Credit Party hereby irrevocably guarantees the payment of all Obligations of each other Credit Party as set forth below:

      (a) Guarantee. Each Credit Party hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations; provided, however, that each Credit Party shall only be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to such Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This guarantee constitutes a guaranty of payment when due and not of collection, and each Credit Party specifically agrees that it shall not be necessary or required that the Lenders exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Credit Party hereunder.

      (b) Guarantee Absolute, etc. The guarantee agreed to above shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment, and shall remain in full force and effect until the Termination Date. Each Credit Party jointly and severally guarantees that the Obligations shall be paid strictly in accordance with the terms of each Operative Document under which such Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of each Credit Party under this Section 9.06 shall be joint and several, absolute, unconditional and irrevocable irrespective of (i) any lack of validity, legality or enforceability of any Operative Document; (ii) the failure of the Lenders (A) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Operative Document or otherwise, or (B) to exercise any right or remedy against any other guarantor (including any Obligor) of, or collateral securing, any Obligations; (iii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation; (iv) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Credit Party hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise, other than payment in full in cash in accordance with the terms thereof; (v) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Operative Document; (vi) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guarantee held by the Lenders securing any of the Obligations; or (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor (other than payment in full in cash in accordance with the terms thereof.

      (c) Reinstatement, etc. Each Credit Party agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Lenders, upon the insolvency, bankruptcy or reorganization of any other Credit Party, any other Obligor or otherwise, all as though such payment had not been made.

      (d) Waiver, etc. Each Credit Party hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement for purposes of this Section 9.06 and any requirement that the Lenders protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

      (e) Postponement of Subrogation, etc. Each Credit Party agrees that it shall not exercise any rights which it may acquire by way of rights of subrogation under any Operative Document to which it is a party, nor shall any Credit Party seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made hereunder, under any other Operative Document or otherwise, until following the Termination Date. Any amount paid to any Credit Party on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lenders and shall immediately be paid and turned over to the Lenders in the exact form received by such Credit Party (duly endorsed in favor of the Lenders, if required), to be credited and applied against the Obligations, whether matured or unmatured; provided, however, that if (i) any Credit Party has made payment to the Lenders of all or any part of the Obligations; and (ii) the Termination Date has occurred; then at such Credit Party's request, the Lenders shall, at the expense of such Credit Party, execute and deliver to such Credit Party appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Credit Party of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Credit Party shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under any Operative Document to the Lenders.

      (f) Right of Contribution. Each Credit Party hereby agrees that, to the extent that a Credit Party shall have paid more than its proportionate share of any payment made hereunder or in respect of the Obligations, such Credit Party shall be entitled to seek and receive contribution from and against the other Credit Party hereunder which has not paid its proportionate share of such payment. The provisions of this Section shall in no respect limit the obligations and liabilities of any Credit Party to the Lenders, and each Credit Party shall remain liable to the Lenders for the full amount guaranteed by it hereunder.

      Consent to Jurisdiction.

        EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY HERETO OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

        EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

        EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      Binding Effect.

      This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      Survival.

      All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.12, 2.15, 2.16 and 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

      Captions.

      Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Severability.

      To the fullest extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Execution in Counterparts.

      This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

      Confidentiality.

      Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel, internal or independent auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Credit Parties or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Credit Party. For the purposes of this Section, "Information" means all information received from any Credit Party, any Subsidiary of a Credit Party or any of their agents relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any such Person. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      WAIVER OF JURY TRIAL.

      EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Entire Agreement.

      This Agreement and the Operative Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

      Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Right of Setoff.

      If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under any Operative Document held by such Lender, provided such Lender shall have made any demand under such Operative Document and such obligations shall be matured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      Acknowledgments.

      Each Credit Party hereby acknowledges that:

        it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Operative Documents;

        neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Credit Party arising out of or in connection with this Agreement or any of the other Operative Documents, and the relationship between the Credit Parties, on one hand, and Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        no joint venture is created hereby or by the other Operative Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Credit Parties and the Lenders.

      Effect of Amendment and Restatement.

      On the Amendment and Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Operative Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the Obligations under the Existing Credit Agreement as in effect prior to the Amendment and Restatement Effective Date and (b) such Obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Each Credit Party hereby reaffirms its duties and obligations under each Operative Document to which it is a party (such reaffirmation is solely for the convenience of the parties hereto and is not required by the terms of the Existing Credit Agreement). Each reference to the Credit and Guaranty Agreement in any Operative Document shall be deemed to be a reference to the Credit and Guaranty Agreement as amended and restated hereby.

      Delivery of Lender Addenda.

Each Lender shall be deemed to have duly executed and delivered this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, and on the Amendment and Restatement Effective Date shall hold the Loans listed as such on Schedule 1 to its Lender Addendum.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in the State of New York by their respective officers thereunto duly authorized as of the date first above written.

CONTINENTAL AIRLINES, INC.

By: /s/ Jacques Lapointe
Name: Jacques Lapointe

Title: Vice President - Finance

CONTINENTAL MICRONESIA, INC.

By: /s/ Mark A. Erwin

Name: Mark A. Erwin
Title: President and Chief Executive Officer

AIR MICRONESIA, INC.

By: /s/ Mark A. Erwin

Name: Mark A. Erwin
Title: President and Chief Executive Officer

MERRILL LYNCH MORTGAGE CAPITAL, INC.,
as Administrative Agent

By: /s/ Peter M. Carter

Name: Peter M. Carter
Title: Authorized Signatory

Schedule 1
to the Amended and Restated

Credit and Guaranty Agreement

Permitted Investments

At any date of determination, any investment in: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; (ii) commercial paper issued by corporations, sovereigns or special purpose entities (i.e., asset-backed commercial paper) having, at the time of the acquisition thereof, a rating of at least A 2 from S&P or at least P 2 from Moody's, provided that a minimum of 90% of such commercial paper has a rating of not lower than A-1 from S&P and not lower than P 1 from Moody's, or if rated by only one of Moody's and S&P, not lower than the foregoing applicable rating; (iii) certificates of deposit, time deposits and bank notes of any bank or trust company rated not less than A by S&P and A2 by Moody's; (iv) corporate or municipal securities rated not less than A by S&P and A2 by Moody's (v) mortgage backed and asset backed securities rated not less than A by S&P and A2 by Moody's; (vi) auction rate securities rated AAA by both S&P and Moody's that otherwise are treated on the balance sheet of Continental and under GAAP as short term investments; (vii) shares of any money market mutual fund having a rating of at least AA by S&P or Aa2 by Moody's; and (viii) overnight repurchase agreements at least 102% secured by collateral which otherwise are permitted investments under this definition of Permitted Investments; provided in the case of each of the investments referred to in clauses (i) through (vii) above, such investment matures within eighteen months from the date of such determination.

Schedule 2(a)
to the Amended and Restated

Credit and Guaranty Agreement

Description of Trans-Pacific Routes

    Houston (IAH) - Tokyo Narita (NRT)

    Newark (EWR) - Tokyo Narita (NRT)

    Newark (EWR) - Hong Kong (HKG)

Schedule 2(b)

to the Amended and Restated

Credit and Guaranty Agreement

Description of Narita Slots

(i) Slots at Narita Airport, Tokyo, Japan - Summer 2006 IATA Schedule*

Holder	Runway	Arrival	Departure	Frequency
Continental	A	13:50		Daily
Continental	A	13:55		Sat
Continental	A	14:20		Mon, Tues, Wed, Thurs, Fri, Sun
Continental	A		15:45	Daily
Continental	A		16:20	Mon, Wed, Thurs, Fri, Sat, Sun
Continental	A		16:30	Tues

* Subject to change.

(ii) Slots at Narita Airport, Tokyo, Japan - Winter 2006 IATA Schedule*

Holder	Runway	Arrival	Departure	Frequency
Continental	A	15:05		Daily
Continental	A	15:25		Tues
Continental	A	15:35		Mon, Wed, Thurs, Fri, Sat, Sun
Continental	A		17:05	Daily
Continental	A		17:30	Daily

* Subject to change.

Schedule 3(a)
to the Amended and Restated

Credit and Guaranty Agreement

Description of CMI Routes

(Currently Operated)

Japan	Guam - Tokyo Guam - Nagoya Guam - Fukuoka Guam - Sendai Guam - Sapporo Guam - Okayama Guam - Niigata Guam - Hiroshima
Hawaii	Honolulu - Guam Honolulu - Nagoya Honolulu - Majuro Honolulu - Kwajalein
Micronesian Islands	Guam - Koror Guam - Kwajalein Guam - Truk Guam - Saipan Guam - Yap Pohnpei - Truk Kwajalein - Majuro Kosrae - Pohnpei Kosrae - Kwajalein Koror - Yap
Philippines	Manila - Guam Manila - Saipan Manila - Koror
Other Pacific Rim Indonesia Australia Hong Kong	Guam - Denpasar-Bali Guam - Cairns Guam - Hong Kong

Note: Excludes routes served via code-share with Cape Air.

Schedule 3(b)

to the Amended and Restated

Credit and Guaranty Agreement

Description of CMI Narita Slots

  Slots at Narita Airport, Tokyo, Japan - Summer 2006 IATA Schedule*

Holder	Runway	Arrival	Departure	Frequency
CMI	B	8:55		Thurs, Fri
CMI	B	9:10		Mon, Tues, Wed, Sat, Sun
CMI	A	13:25		Fri
CMI	A	14:45		Mon, Tues, Wed, Thurs, Sat, Sun
CMI	B	19:15		Mon, Wed, Thurs, Sat
CMI	A	19:15		Tues, Fri, Sun
CMI	B		10:30	Mon, Wed, Thurs, Sat, Sun
CMI	B		11:30	Tues, Fri
CMI	A		15:50	Daily
CMI	B		20:25	Mon, Wed, Thurs, Sat
CMI	A		20:25	Tues, Fri, Sun

* Subject to change.

(ii) Slots at Tokyo Narita, Japan - Winter 2006 IATA Schedule*

Holder	Runway	Arrival	Departure	Frequency
CMI	B	9:25		Fri
CMI	B	9:55		Mon, Tues, Wed, Thurs, Sat, Sun
CMI	A	15:25		Daily
CMI	B	19:25		Wed
CMI	A	19:30		Tues, Fri, Sun
CMI	B	19:30		Mon, Thurs
CMI	B	20:00		Sat
CMI	B		11:05	Mon, Wed, Thurs, Fri, Sat, Sun
CMI	B		11:30	Tues
CMI	A		16:55	Fri
CMI	A		17:15	Tues, Wed, Thurs, Sat, Sun
CMI	A		17:30	Mon
CMI	A		20:40	Tues, Fri, Sun
CMI	B		20:40	Mon
CMI	B		20:40	Wed, Sat
CMI	B		21:00	Thurs

* Subject to change.

Schedule 4
to the Amended and Restated

Credit and Guaranty Agreement

Description of AMI Routes

(Currently Operated)

Micronesian Islands	Guam - Koror
Philippines	Manila - Guam Manila - Saipan Manila - Koror

Schedule 5
to the Amended and Restated

Credit and Guaranty Agreement

Existing Affiliate Transactions of AMI and CMI

None.

Schedule 6
to the Amended and Restated
Credit and Guaranty Agreement

CMI Cash Management Practices

CMI Concentration Account: The CMI Concentration account is used as a mechanism to concentrate certain CMI cash flows. Any surplus or deficit of funds in this account is swept daily to and from Continental Airlines main concentration account at JP Morgan Chase. CMI's Local USD bank accounts all concentrate to this main CMI concentration account. The concentration account is used to fund certain expenses such as payroll and expenses processed via EDI in Houston and taxes.

Local Bank Accounts (USD): The local USD bank accounts are primarily used for local USD collections via ticket sales, excess baggage fees, and freight at the airports CMI services. The exception is the USD accounts residing at the Bank of Guam. The Bank of Guam account is used to issues payroll checks and cover local expenses. Any surplus or deficits are swept to or from the CMI concentration account.

Local Bank Accounts (FCY): The local foreign currency (FCY) accounts are used to collect and disburse funds in the specific country CMI provides services. Local deposits for ticket sales, excess baggage fees, and freight are used to fund local expenses for items such as ground handling, catering, local payroll, and rents. Any deficits or surplus in the FCY accounts are transferred to or from the CMI concentration account via FX transfers.

IATA Currency Clearance Services (ICCS): ICCS is a service provided by IATA to clear foreign currency remittances from the BSP, CASS, and in some cases the GSA. The local currency is either converted to USD by Citibank London or transferred back to the local account to cover future expenses. The USD is transferred to Continental Airlines per pre-established instructions.

BSP: Billing & Settlement Plan

The method of providing and issuing standard traffic documents and other accountable forms, and of accounting and settling accounts for the issuance of such documents between certain airlines (and any other persons provided with BSP facilities) and IATA accredited agents in accordance with the applicable sales agency rules of IATA as established and managed by IATA in various countries or areas.

CASS: Cargo account settlement system

The equivalent of the BSP system (see definition above), but for airlines' cargo sales

GSA: General Sales Agent

An organization appointed by an airline, with delegated general authority for the promotion and sale of passenger air transportation for that Airline in a given country/territory.

CMI Banking Overview

(000's)

Schedule 7
to the Amended and Restated
Credit and Guaranty Agreement

Existing Indebtedness
Obligation	Balance @ 12/31/04 (000s)	Rate	Maturity
Aloha Note	$668	12%	December 2011
Payable to CAL	$34,373	0%	n.a.

Schedule 8
to the Amended and Restated
Credit and Guaranty Agreement

General Parameters Relating to Allocable Share of Internal Costs

Major allocation drivers for Continental charges to AMI and CMI for G&A:

1. Actual expense if determinable

2. Allocation of estimated full time equivalent (employee)

3. Estimated support costs

4. Number of enplanements or onboards

5. Number of employees or participants in certain benefits systems and programs

6. % of available seat miles

7. % of revenue passenger miles

8. % of fuel volume

9. % of technology systems or devices utilized

Enplanements only count a passenger at their point of origin. A second enplanement is not counted for the connecting flight. Onboards are the number of passengers on the aircraft. The passenger is counted for each segment flown.

Exhibit A
to the Amended and Restated
Credit and Guaranty Agreement

FORM OF TRANCHE A-1 AND A-2 NOTES

Exhibit B
to the Amended and Restated

Credit and Guaranty Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

Exhibit C
to the Amended and Restated

Credit and Guaranty Agreement

FORM OF COLLATERAL CERTIFICATE

Exhibit D
to the Amended and Restated

Credit and Guaranty Agreement

FORM OF SECTION 2.16 CERTIFICATE

Exhibit E
to the Amended and Restated

Credit and Guaranty Agreement

FORM OF LENDER ADDENDUM